================================================================================




                       __________________________________


                        IMPERIAL CREDIT INDUSTRIES, INC.



                       12% SENIOR SECURED NOTES DUE 2005


                       __________________________________



                                   INDENTURE



                          Dated as of _______ __, 2001



                       __________________________________


        The Chase Manhattan Bank and Trust Company, National Association


                                    Trustee


                       __________________________________




===============================================================================

                             CROSS-REFERENCE TABLE

Trust Indenture
  Act Section                                                       Indenture Section
310(a)(1)........................................................       7.10
   (a)(2)........................................................       7.10
   (a)(3)........................................................       N.A.
   (a)(4)........................................................       N.A.
   (a)(5)........................................................       7.10
   (b)...........................................................       7.10
   (c)...........................................................       N.A.
311(a)...........................................................       7.11
   (b)...........................................................       7.11
   (c)...........................................................       N.A.
312(a)...........................................................       2.05
   (b)...........................................................       12.03
   (c)...........................................................       12.03
313(a)...........................................................       7.06
   (b)(1)........................................................       N.A.
   (b)(2)........................................................       7.07
   (c)...........................................................       7.06; 12.02
   (d)...........................................................       7.06
314(a)...........................................................       4.03; 12.02
   (b)...........................................................       11.02
   (c)(1)........................................................       12.04
   (c)(2)........................................................       12.04
   (c)(3)........................................................       N.A.
   (e)...........................................................       12.05
   (f)...........................................................       N.A.
315(a)...........................................................       7.01
   (b)...........................................................       7.05;12.02
   (c)...........................................................       7.01
   (d)...........................................................       7.01
   (e)...........................................................       6.11
316(a)(last sentence)............................................       2.09
   (a)(1)(A).....................................................       6.05
   (a)(1)(B).....................................................       6.04
   (a)(2)........................................................       N.A.
   (b)...........................................................       6.07
   (c)...........................................................       N.A.
317(a)(1)........................................................       6.08
   (a)(2)........................................................       6.09
   (b)...........................................................       2.04
318(a)...........................................................       12.01
   (b)...........................................................       N.A.
   (c)...........................................................       12.01

N.A. means not applicable.

*    This Cross-Reference Table is not part of the Indenture.

                               Table of Contents

 ARTICLE 1                    DEFINITIONS AND INCORPORATION BY REFERENCE                                        1
    SECTION 1.01              DEFINITIONS                                                                       1
    SECTION 1.02              OTHER DEFINITIONS                                                                12
    SECTION 1.03              INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT                                13
    SECTION 1.04              RULES OF CONSTRUCTION                                                            14
ARTICLE 2                     THE NOTES                                                                        14
    SECTION 2.01              FORM AND DATING                                                                  14
    SECTION 2.02              EXECUTION AND AUTHENTICATION                                                     15
    SECTION 2.03              REGISTRAR AND PAYING AGENT                                                       16
    SECTION 2.04              PAYING AGENT TO HOLD MONEY IN TRUST                                              16
    SECTION 2.05              HOLDER LISTS                                                                     17
    SECTION 2.06              TRANSFER AND EXCHANGE                                                            17
    SECTION 2.07              REPLACEMENT NOTES                                                                23
    SECTION 2.08              OUTSTANDING NOTES                                                                24
    SECTION 2.09              TREASURY NOTES                                                                   24
    SECTION 2.10              TEMPORARY NOTES                                                                  24
    SECTION 2.11              CANCELLATION                                                                     25
    SECTION 2.12              DEFAULTED INTEREST                                                               25
    SECTION 2.13              CUSIP NUMBERS, ETC                                                               25
ARTICLE 3                     REDEMPTION AND PREPAYMENT                                                        25
    SECTION 3.01              NOTICES TO TRUSTEE                                                               25
    SECTION 3.02              SELECTION OF NOTES TO BE REDEEMED                                                26
    SECTION 3.03              NOTICE OF REDEMPTION                                                             26
    SECTION 3.04              EFFECT OF NOTICE OF REDEMPTION                                                   27
    SECTION 3.05              DEPOSIT OF REDEMPTION PRICE                                                      27
    SECTION 3.06              NOTES REDEEMED IN PART                                                           27
    SECTION 3.07              OPTIONAL REDEMPTION                                                              28
    SECTION 3.08              MANDATORY REDEMPTION                                                             28
ARTICLE 4                     COVENANTS                                                                        28
    SECTION 4.01              PAYMENT OF NOTES                                                                 28
    SECTION 4.02              MAINTENANCE OF OFFICE OR AGENCY                                                  29
    SECTION 4.03              REPORTS                                                                          29


                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                Page
    SECTION 4.04                  COMPLIANCE CERTIFICATE                                                           29
    SECTION 4.05                  TAXES                                                                            30
    SECTION 4.06                  STAY, EXTENSION AND USURY LAWS                                                   30
    SECTION 4.07                  CHANGE OF CONTROL                                                                30
    SECTION 4.08                  ASSET SALES                                                                      31
    SECTION 4.09                  RESTRICTED PAYMENTS                                                              32
    SECTION 4.10                  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK                       34
    SECTION 4.11                  LIENS                                                                            35
    SECTION 4.12                  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES                   35
    SECTION 4.13                  BUSINESS ACTIVITIES                                                              36
    SECTION 4.14                  TRANSACTIONS WITH AFFILIATES                                                     36
ARTICLE 5                         SUCCESSORS                                                                       37
    SECTION 5.01                  MERGER, CONSOLIDATION OR SALE OF ASSETS                                          37
    SECTION 5.02                  SUCCESSOR CORPORATION SUBSTITUTED                                                38
ARTICLE 6                         DEFAULTS AND REMEDIES                                                            38
    SECTION 6.01                  EVENTS OF DEFAULT                                                                38
    SECTION 6.02                  ACCELERATION                                                                     39
    SECTION 6.03                  OTHER REMEDIES                                                                   40
    SECTION 6.04                  WAIVER OF PAST DEFAULTS                                                          40
    SECTION 6.05                  CONTROL BY MAJORITY                                                              41
    SECTION 6.06                  LIMITATION ON SUITS                                                              41
    SECTION 6.07                  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT                                    41
    SECTION 6.08                  COLLECTION SUIT BY TRUSTEE                                                       42
    SECTION 6.09                  TRUSTEE MAY FILE PROOFS OF CLAIM                                                 42
    SECTION 6.10                  PRIORITIES                                                                       42
    SECTION 6.11                  UNDERTAKING FOR COSTS                                                            43
ARTICLE 7                         TRUSTEE                                                                          43
    SECTION 7.01                  DUTIES OF TRUSTEE                                                                43
    SECTION 7.02                  RIGHTS OF TRUSTEE                                                                44
    SECTION 7.03                  INDIVIDUAL RIGHTS OF TRUSTEE                                                     45
    SECTION 7.04                  TRUSTEE'S DISCLAIMER                                                             45
    SECTION 7.05                  NOTICE OF DEFAULTS                                                               46

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                Page
    SECTION 7.06                  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES                                       46
    SECTION 7.07                  COMPENSATION AND INDEMNITY                                                       46
    SECTION 7.08                  REPLACEMENT OF TRUSTEE                                                           47
    SECTION 7.09                  SUCCESSOR TRUSTEE BY MERGER, ETC                                                 48
    SECTION 7.10                  ELIGIBILITY; DISQUALIFICATION                                                    49
    SECTION 7.11                  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY                                49
    SECTION 7.12                  MONEY HELD IN TRUST                                                              49
    SECTION 7.13                  RIGHT OF TRUSTEE IN CAPACITY OF REGISTRAR OR PAYING AGENT                        49
ARTICLE 8                         LEGAL DEFEASANCE AND COVENANT DEFEASANCE                                         49
    SECTION 8.01                  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE                         49
    SECTION 8.02                  LEGAL DEFEASANCE AND DISCHARGE                                                   49
    SECTION 8.03                  COVENANT DEFEASANCE                                                              50
    SECTION 8.04                  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE                                       50
    SECTION 8.05                  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;                   52
                                  OTHER MISCELLANEOUS PROVISIONS
    SECTION 8.06                  REPAYMENT TO COMPANY                                                             52
    SECTION 8.07                  REINSTATEMENT                                                                    53
ARTICLE 9                         AMENDMENT, SUPPLEMENT AND WAIVER                                                 53
    SECTION 9.01                  WITHOUT CONSENT OF HOLDERS OF NOTES                                              53
    SECTION 9.02                  WITH CONSENT OF HOLDERS OF NOTES                                                 54
    SECTION 9.03                  COMPLIANCE WITH TRUST INDENTURE ACT                                              55
    SECTION 9.04                  REVOCATION AND EFFECT OF CONSENTS                                                55
    SECTION 9.05                  NOTATION ON OR EXCHANGE OF NOTES                                                 56
    SECTION 9.06                  TRUSTEE TO SIGN AMENDMENTS, ETC                                                  56
ARTICLE 10                        SUBORDINATION                                                                    56
    SECTION 10.01                 NOTES SUBORDINATED TO SENIOR SECURED DEBT                                        56
    SECTION 10.02                 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC                                   57
    SECTION 10.03                 PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION                                        58
    SECTION 10.04                 SUBROGATION                                                                      58
    SECTION 10.05                 OBLIGATIONS OF THE COMPANY UNCONDITIONAL                                         58
    SECTION 10.06                 NOTICE TO TRUSTEE AND PAYING AGENTS                                              59
    SECTION 10.07                 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT                   59

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                Page
    SECTION 10.08                 TRUSTEE'S RELATION TO SENIOR SECURED DEBT                                        59
    SECTION 10.09                 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE                    60
                                  COMPANY
    SECTION 10.10                 NOTEHOLDERS AUTHORIZE TRUSTEE AND PAYING AGENT TO EFFECTUATE                     60
                                  SUBORDINATION OF NOTES
    SECTION 10.11                 TRUSTEE'S COMPENSATION NOT PREJUDICED                                            61
ARTICLE 11                        SECURITY DOCUMENTS                                                               61
    SECTION 11.01                 COLLATERAL AND SECURITY DOCUMENTS                                                61
    SECTION 11.02                 APPLICATION OF PROCEEDS OF COLLATERAL                                            61
    SECTION 11.03                 RELEASE OF COLLATERAL                                                            61
    SECTION 11.04                 CERTIFICATES OF THE COMPANY                                                      62
    SECTION 11.05                 OPINION OF COUNSEL                                                               62
ARTICLE 12                        MISCELLANEOUS                                                                    62
    SECTION 12.01                 TRUST INDENTURE ACT CONTROLS                                                     62
    SECTION 12.02                 NOTICES                                                                          62
    SECTION 12.03                 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES                    64
    SECTION 12.04                 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT                               64
    SECTION 12.05                 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION                                    64
    SECTION 12.06                 RULES BY TRUSTEE AND AGENTS                                                      64
    SECTION 12.07                 GOVERNING LAW                                                                    65
    SECTION 12.08                 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS                                    65
    SECTION 12.09                 SUCCESSORS                                                                       65
    SECTION 12.10                 SEVERABILITY                                                                     65
    SECTION 12.11                 COUNTERPART ORIGINALS                                                            65
    SECTION 12.12                 TABLE OF CONTENTS; HEADINGS; ETC                                                 65
    SECTION 12.13                 LEGAL HOLIDAYS                                                                   65
    SECTION 12.14                 NO RECOURSE AGAINST OTHERS                                                       66
    SECTION 12.15                 DUPLICATE ORIGINALS                                                              66

                                    EXHIBITS
                                    --------

Exhibit A    Form of Note
Exhibit B    Form of Collateral Agency and Security Agreement
Exhibit C-1  Form of Certificate for Exchange or Registration of Transfer of
             Definitive Notes
Exhibit C-2  Form of Certificate for Exchange or Registration of Transfer from
             Global Note to Definitive Note


Exhibit C-3  Form of Certificate for Exchange or Registration of Transfer from
             Definitive Note to Global Note



          INDENTURE, dated as of __________ ___, 2001, between Imperial Credit Industries, Inc., a California corporation (the "Company"), and the Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Secured Notes due 2005 the "Notes"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  DEFINITIONS.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Agent Members" means members of, or participants in, the Depositary.

     "Applicable Procedures" means applicable procedures of the Depositary, Euroclear or Clearstream, as the case may be.

     "Asset Sale" means (a) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company, including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under Section 5.01) (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of the Bank (other than Bank Trust Preferred Stock or directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or the Bank, as the case may be), (ii) all or substantially all the assets of any division or line of business of the Company,
(iii) any other assets of the Company outside of the ordinary course of business of the Company, or (b) any issuance of Capital Stock (other than Bank Trust Preferred Stock or non-convertible preferred stock that is not Disqualified Stock) by the Bank, except any such issuance to the Company. Notwithstanding the foregoing, an "Asset Sale" does not include (a) a disposition by the Company to a Wholly Owned Subsidiary, (b) a disposition that constitutes a Restricted Payment permitted by Section 4.09) and (c) any trade or exchange by the Company of any assets for similar assets of a Related Business owned or held by another Person; provided that (1) the fair market value of the assets traded or exchanged by the Company (including any cash or Cash Equivalents to be delivered by the Company) is reasonably equivalent to the fair market value of the asset or assets (together with any cash or Cash Equivalents) to be received by the Company and (2) such exchange is approved by a majority of the directors of the Company who are not employees of the Company or its Subsidiaries.

     "Bank" means Southern Pacific Bank, a California industrial bank that is a Subsidiary of the Company.

     "Bank Trust Preferred Stock" means equity interests issued by a special purpose entity which is a wholly-owned subsidiary of the Bank and which exists for the purpose only of issuing equity interests, investing the gross proceeds of such equity issuances in debt securities of the Bank and engaging in other activities necessary or incidental thereto.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of the lessee thereof in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars; (ii) Government Securities (except that for purposes of this definition, Government Securities must have a remaining Weighted Average Life to Maturity of not more than one year from the date of investment therein); (iii) commercial paper or other short-term corporate obligation that has received a rating of at least A-1 or AA from Standard & Poor's Corporation ("S&P"), P-1 or Aa2 from Moody's Investor Services, Inc. ("Moody's"), F-1 or AA from Fitch, Inc. ("Fitch"); (iv) time deposits, certificates of deposit, bank acceptances or bank notes issued by any bank having capital surplus and undivided profits aggregating at least $500,000,000 (or the foreign currency equivalent thereof) and at least a high A rating (or the equivalent) from any two of the following: S&P, Moody's, Thomson Bankwatch, Inc. or IBCA, Inc.; (v) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded ratings of at least mid AA by any two of the following: S&P, Moody's and Fitch; (vi) tax-exempt obligations that are accorded ratings at the time of investment therein of at least mid AA (or equivalent short-term ratings) by any two of the following; S&P, Moody's or Fitch; (vii) master repurchase agreements with foreign or domestic banks having capital and surplus of not less than $500,000,000 (or the foreign currency equivalent thereof) or primary dealers so long as (a) such bank or dealer has a rating of at least mid AA from any two of the following: S&P,

Moody's or Fitch; (b) such agreements are collateralized with obligations of the United States government or its agencies at a ratio of 102%, or with other collateral rated at least mid AA from any two of the following: S&P, Moody's or Fitch, at a rate of 103% and, in either case marked to market weekly and (c) such securities shall be held by a third-party agent; (viii) guaranteed investment contracts and/or agreements of a bank, insurance company or other institution whose unsecured, uninsured and unguaranteed obligations (or claims-paying ability) are, at the time of investment therein, rated AAA by any two of the following: S&P, Moody's or Fitch; (ix) money market funds, the portfolio of which is limited to investments described in clauses (i) through (viii); (x) with respect to Non-Domestic Persons, instruments that are comparable to those described in clauses (i), (ii), (iv) and (vii) in the country in which such Non-Domestic Person is organized or has its principal business operations; and (xi) up to $1,000,000 in the aggregate of other financial assets held by Subsidiaries. In no event shall any of the Cash Equivalents described in clauses
(iii) through (viii), (x) and (xi) above have a final maturity more than one year from the date of investment therein.

     "Change of Control" means the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company and its Subsidiaries, taken as a whole, to any person or entity or group (as so defined) of persons, or entities (other than to any Wholly Owned Subsidiary of the Company); (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

     "Collateral" means, collectively, the Collateral as defined in the Security Documents that is from time to time subject to the Lien of the Security Documents, including the Liens, if any, required pursuant to the provisions of this Indenture.

     "Collateral Agent" has the meaning given to such term in the Security Agreement.

     "Company" has the meaning set forth in the preamble hereto.

     "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Subsidiaries, excluding Warehouse In-debtedness, Guarantees thereof, and other Indebtedness permitted to be incurred pursuant to clauses (c) and (i) of Section 4.10 to (ii) the Consolidated Net Worth of the Company.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof and (ii) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common shareholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and
(y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments and Investments existing as of such date), all of the foregoing determined in accordance with GAAP.

     "Convertible Subordinated Debt" means the Obligations of the Company under or in respect of the Company's Convertible Subordinated Notes due 2004.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as the Trustee may give notice to the Company.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Notes" means Notes that are in the form of the Note attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock of any Person (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offerings" means any private offering, or any underwritten primary public offering pursuant to an effective registration statement under the Securities Act, in each case, of Equity Interests (other than Disqualified Stock) of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Warehouse Facilities and Indebtedness to finance Receivables or repurchase facilities in the ordinary course of business) in existence on the date of this Indenture, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the net obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates or credit or other business risks, in any such case in the ordinary course of business and not for speculative or investment purposes.

     "Holder" means a holder of any of the Notes.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, (vi) all obligations of the type referred to in clauses (i) through (iv) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (vii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include deposit liabilities of any Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities or other collateral permitted by the credit policies of the Federal Home Loan Bank of San Francisco.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of Equity Interests of the Company shall not be deemed to be an Investment.

     "Leases" mean any and all agreements for the use, enjoyment or occupancy of the Real Property and all buildings, improvements and fixtures of every kind or nature situated thereon.

     "Lien" means, with respect to any Person, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on the assets of such Person, including any conditional sale or other title retention agreement or lease in the nature thereof.

     "Master Recapitalization Agreement" means the Master Recapitalization Agreement dated as of March 29, 2001 by and among the Company and each of the investors referenced therein.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain, together with any related provision for taxes on such gain, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Domestic Person" means a Person not organized under the laws of the United States, any State or territory thereof or the District of Columbia.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or
(b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officer's Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Permitted Investments" means an Investment by the Company or any
Subsidiary: (i) in a Subsidiary or in the Bank or a Person that will, upon the making of such Investment, become a Subsidiary; provided, however, that the primary business of the Subsidiary is a Related Business; (ii) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substan-tially all its assets to, the Company or a Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) comprised of Cash Equivalents; (iv) comprised of Receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary banking or trade terms; (v) comprised of payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) comprised of stock, mortgages, deeds of trust, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments; (vii) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale as permitted pursuant to Section 4.08; or (viii) comprised of Receivables of the Company or any of its Wholly Owned Subsidiaries.

     "Permitted Liens" means, with respect to any Person: (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latest of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(g) Liens on Receivables owned by the Company or a Subsidiary, as the case may be, to secure Indebtedness permitted under clause (c) of Section 4.10; (h) Liens existing on the date of this Indenture; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including, any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person; (l) Liens securing Hedging Obligations;
(m) liens on cash or other assets securing Warehouse Indebtedness of the Company or its Subsidiaries; (n) Liens to secure any Permitted Refinancing Indebtedness as a whole, or in part, with any Indebtedness permitted under this Indenture to be incurred and secured by any Lien referred to in the foregoing clauses; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding, principal amount of, if greater, committed amount of the Indebtedness, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (o) Liens securing deposit liabilities of any Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities; (p) Liens incurred to secure the Convertible Subordinated Debt; (q) Liens on assets of Subsidiaries that secure Non-Recourse Debt of Subsidiaries; and (r) Liens incurred to secure Indebtedness of up to $25,000,000 in aggregate principal amount which is permitted under Section 4.10 hereof.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness may not include a Guarantee of indebtedness of a Person that is not a Subsidiary of the Company.

     "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale or investment on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as to any Person, means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up over Equity Interests of any other class of such Person.

     "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Subsidiary of the Company sells Receivables to a financial institution or investment bank.

     "QIBs" means qualified institutional buyers as defined in Rule 144A.

     "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

     "Receivables" means consumer, mortgage and commercial loans, equipment or other lease receivables and other assets purchased or originated by the Company or any Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

     "Related Business" means any consumer or commercial finance or banking business, any financial advisory or financial service business, or any investment or asset management business.

     "Responsible Officer," when used with respect to the Trustee, means any officer assigned to the Corporate Trust Administration office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee assigned to perform the duties of Trustee hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the Collateral Agency and Security Agreement, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "Security Documents" means, collectively, the Security Agreement and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments or other instruments evidencing or creating any Security Interest in favor of the Trustee in all or any portion of the Collateral, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Trustee for its benefit and the benefit of the Holders of the Notes.

     "Senior Indebtedness" means all Indebtedness of the Company or its Subsidiaries that is not, by its terms, subordinated in right of payment to the Notes.

     "Senior Secured Debt" means the obligations of the Company under or in respect of the Company's Senior Secured Notes due 2002.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Stated Maturity" means, with respect to any installment of principal or interest on any series of Indebtedness, the date on which such payment of principal or interest was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof.

     "Strategic Investor Repurchase Transaction" means the repurchase, redemption or other retirement for value of any Equity Interests of any Subsidiary (a) from a strategic partner or investor owning such Equity Interests that, except for such Investment, would not be an Affiliate of the Company or its Subsidiaries and (b) in a transaction whose terms comply with the provisions of Section 4.14 hereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transfer Restricted Security" means a security that bears or is required to bear the legend set forth in Section 2.06 hereof.

     "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Warehouse Facility" means any funding arrangement, including a Purchase Facility, with a financial institution or other lender or purchaser, to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Subsidiary of the Company for the purpose of (i) pooling such Receivables prior to securitization, (ii) sale or (iii) investment, in each case in the ordinary course of business.

     "Warehouse Indebtedness" means the greater of (x) the consideration received by the Company or its Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Receivables financed under such Warehouse Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Company or its Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02  OTHER DEFINITIONS.

                                                                   Defined in
     -Term                                                          Section
     -----                                                         ----------
     "Asset Sale Offer"..........................................      4.08
     "Asset Sale Offer Amount"...................................      4.08
     "Asset Sale Offer Period"...................................      4.08
     "Asset Sale Purchase Date"..................................      4.08
     "Clearstream"...............................................      2.01
     "Change of Control Offer"...................................      4.07
     "Change of Control Offer Period"............................      4.07
     "Change of Control Payment".................................      4.07
     "Change of Control Purchase Date"...........................      4.07
     "Covenant Defeasance".......................................      8.03
     "Custodian".................................................      6.01
     "DTC".......................................................      2.03

                                                                   Defined in
     -Term                                                          Section
     -----                                                         ----------
     "Euroclear".................................................      2.01
     "Event of Default"..........................................      6.01
     "Excess Proceeds"...........................................      4.08
     "Global Note"...............................................      2.01
     "incur".....................................................      4.10
     "Legal Defeasance"..........................................      8.02
     "Legal Holiday".............................................     12.13
     "Note Custodian"............................................      2.03
     "outstanding"...............................................      2.08
     "Paying Agent"..............................................      2.03
     "Registrar".................................................      2.03

SECTION 1.03   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5)  provisions apply to successive events and transactions;

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

     (7) "herein," "hereof," "hereto" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                                   THE NOTES

SECTION 2.01  FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Notes shall be issued initially in the form of one or more Global Notes (the "Global Notes"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary at its New York office (or with the Trustee as custodian for the Notes), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     The Global Note shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian (as hereinafter defined), at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" for the Euroclear System ("Euroclear") and the "Management Regulations" and "Instructions to Participants" of Clearstream Banking S.A. ("Clearstream") shall be applicable to interests in the Global Note that are held by the Agent Members through Euroclear or Clearstream.

     Except as set forth in Section 2.06 hereof, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     (a) Book-Entry Provisions. This Section 2.01(a) shall apply only to the Global Note deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(a) and Section 2.02, authenticate and deliver the Global Note that
(i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Agent Members shall have no rights either under this Indenture with respect to the Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Note.

     (b) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

SECTION 2.02  EXECUTION AND AUTHENTICATION.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company, which may be delivered from time to time, signed by two Officers, authenticate up to $169,354,350 in aggregate principal amount of Notes for original issue. The aggregate principal amount of Notes outstanding at any time may not exceed $169,354,350 except as provided in Section 2.07 hereof.

     The Trustee may, at the expense of the Company, appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03  REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency within the City and State of New York where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Note (the "Note Custodian").

SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST.

     Prior to each due date of principal and interest on the Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, and interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05  HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

SECTION 2.06  TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

          (x) to register the transfer of the Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his or her attorney, duly authorized in writing and

          (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit C-1 hereto);

               (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C-1 hereto);

               (C) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C-1 hereof); or

               (D) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C-1 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (b) Transfer of a Beneficial Interest in the Global Note for a Definitive Note.

          (i) Any Person having a beneficial interest in the Global Note may, upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Clearstream, if applicable) from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit C-2 hereto);

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-2 hereto);

               (C) if such beneficial interest is being transferred to an Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-2 hereto), or

               (D) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-2 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act, the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggre-gate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in the Global Note pursuant to this Section 2.06(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

     (c) Restrictions on Transfer and Exchange of the Global Note. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (d) Transfer and Exchange of a Definitive Note for a Beneficial Interest in the Global Note. A Definitive Note may not be exchanged for a beneficial interest in the Global Note except, subject to the Applicable Procedures, upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

          (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit C-3 hereto);

          (ii) if such beneficial interest is being transferred to QIB in accordance with the Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-3 hereto);

          (iii) if such beneficial interest is being transferred to an Institutional Accredited Investor within the meaning of Rule 501(a)(1),
     (2), (3) or (7) of Regulation D under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-3 hereto); or

          (iv) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirement of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C-3 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee shall cancel such Definitive Note in accordance with Section
     2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global
     Note is then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (e) Authentication of Definitive Notes in Absence of Depositary. If at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Note and a successor Depositary for the Global Note is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture; or

          (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

      (f) Legends.

          (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefore or substitution thereof) shall bear legends in substantially the following form:

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER"(AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE

      SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR IN COMPLIANCE WITH RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT,
      (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restrictions on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of Exhibit C-1 hereto; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit C-2 hereof).

          (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the regis-tration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

               (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transferred Restricted Security; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

     (g) Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

     (h)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and the Global Note at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.07, 4.08 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Definitive Notes and the Global Note issued upon any registration of transfer or exchange of Definitive Notes or the Global Note shall be the valid obligations of the Com-pany, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Note surrendered upon such registration of transfer or exchange.

          (v)  The Company shall not be required:

               (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

               (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and premium, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Definitive Notes and the Global
     Note in accordance with the provisions of Section 2.02 hereof.

     The Registrar may rely on information set forth in a certificate substantially in the form of Exhibit C-1, C-2 or C-3 hereto, and other certificates and opinions received pursuant to this Section 2.06 and, in the absence of receipt of such a certificate or opinion, shall not be deemed to have knowledge of a transfer of an interest in a Global Note absent actual knowledge of such transfer.

SECTION 2.07  REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements and the requirements of Section 8-405(a)(1) of the Uniform Commercial Code are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee (including without limitation attorneys' fees and expenses) in replacing a Note.

              Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08  OUTSTANDING NOTES.

              The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

              If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

              If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.


              If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09  TREASURY NOTES.

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY NOTES.

              Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

              Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  CANCELLATION.

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST.

              If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13  CUSIP NUMBERS, ETC.

              The Company in issuing the Notes may use "CUSIP", "CINS", "ISIN" or "private placement" numbers (if then generally in use), and, if so, the Trustee shall indicate the "CUSIP", "CINS", "ISIN" or "private placement" numbers of the Notes in notices of redemption and related materials as a convenience to Holders of Notes; provided that any such notice may state that no
                                 --------
representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and related materials.

                                   ARTICLE 3

                           REDEMPTION AND PREPAYMENT

SECTION 3.01  NOTICES TO TRUSTEE.

              If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless the Trustee consents to a shorter period) but not more than 60 days before a redemption date, an Officer's Certificate setting forth
(i) the clause of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption price.

SECTION 3.02  SELECTION OF NOTES TO BE REDEEMED.

              If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

              The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03  NOTICE OF REDEMPTION.

              Subject to the provisions of Section 4.08, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

              The notice shall identify the Notes to be redeemed and shall state:

              (a)  the redemption date;

              (b)  the redemption price and the amount of accrued interest;

              (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

              (d)  the name and address of the Paying Agent;

              (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

              (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

             (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

             (i) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

              At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04  EFFECT OF NOTICE OF REDEMPTION.

              Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to a Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05  DEPOSIT OF REDEMPTION PRICE.

              On or before 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06  NOTES REDEEMED IN PART.

              Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07  OPTIONAL REDEMPTION.

              The Company may redeem the Notes in whole or in part, in integral multiples of $1,000 only, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date if redeemed during the twelve-month period beginning on __________ of the years indicated below:


                 Year                                              Percentage
                 ----                                             -------------

                 2001...........................................       106
                 2002...........................................       103
                 2003 and thereafter............................       100

              For purposes of this Article 3, a repurchase by the Company of the Notes in open market purchase transactions shall not be deemed to be a redemption.

              Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08  MANDATORY REDEMPTION.

              Except as set forth under Sections 4.07 and 4.08, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01  PAYMENT OF NOTES.

              The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary), holds on that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five Business Days following the due date for payment, any money (including accrued interest, if any) that exceeds such amount of principal, premium, if any, and interest required for payment on the Notes.

              The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02  MAINTENANCE OF OFFICE OR AGENCY.

              The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03  REPORTS.

              (a) Within 15 days after such information would be required to be filed (or is filed) with the SEC and whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

              (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).

SECTION 4.04  COMPLIANCE CERTIFICATE.

              (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each has kept, observed, performed and fulfilled in all respects its obligations under this Indenture and further stating, as to such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in any respect in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if such Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

              (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five days after becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(iv) which permits an acceleration that could become an Event of Default, an Officer's Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05  TAXES

              The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06  STAY, EXTENSION AND USURY LAWS.

              The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07  CHANGE OF CONTROL

              Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 10l% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

              Within 10 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

              The Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

              If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

              On the Change of Control Purchase Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

SECTION 4.08  ASSET SALES.

              The Company shall not consummate an Asset Sale in excess of $1,000,000 unless (i) the Company receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company is in the form of Cash Equivalents; provided that the amount of (A) any liabilities (as shown on the Company's most recent balance sheet excluding contingent liabilities and trade payables) of the Company that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company from further liability and (B) any securities, notes or other obligations received by the Company from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

              Within 360 days after the receipt of any Net Proceeds from an Asset Sale in an amount less than $5,000,000, the Company may apply such Net Proceeds, (a) to permanently reduce Senior Indebtedness (other than the Notes) of the Company, or (b) to an Investment (excluding Guarantees of Indebtedness or other obligations), the making of a capital expenditure or the acquisition of other tangible assets, in each case in or with respect to a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5,000,000, unless the Company uses such Excess Proceeds within 90 days to increase the Bank's capital, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of one-half of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than one-half of the Excess Proceeds, the Company may use any remaining Excess Proceeds (together with one-half of the Excess Proceeds) for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

              An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

              If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

              On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company signed by two Officers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

SECTION 4.09  RESTRICTED PAYMENTS.

              The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Subsidi-

ary); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than Notes, Existing Indebtedness and Convertible Subordinated Debt), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

              (b) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the test in the first sentence of
     Section 4.10; and

              (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (x) and (y) of the next succeeding paragraph), is less than the sum of (i) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less such deficit), plus (ii) the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests (other than Disqualified Stock) or of debt securities that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock),
     (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, (iv) any dividends received by the Company or a Wholly Owned Subsidiary the Company, plus (v) $25,000,000.

              The foregoing provisions shall not prohibit: (u) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (v) the payment of any dividend on or the redemption, repurchase, retirement or other acquisition of Bank Trust Preferred Stock; (w) the redemption, repurchase, retirement or other acquisition of any Equity Interests in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (x) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;
(y) the payment of any dividends on or the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or other management agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5,000,000 in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and (z) the repurchase, redemption or other retirement for value of any Equity Interests of any Subsidiary in a Strategic Investor Repurchase Transaction; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

SECTION 4.10  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

              The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not permit any of its Subsidiaries other than the Bank or any Subsidiary of the Bank to issue any shares of Preferred Stock; provided, however, that the Company or any Subsidiary may incur Indebtedness (including Acquired Debt) or any Subsidiary may issue Preferred Stock if, on the date of such incurrence and after giving effect thereto, the Company's Consolidated Leverage Ratio does not exceed 2.0 to 1.0, or 1.5 to 1.0 in the case of any Indebtedness in a principal amount in excess of $75,000,000 (less any subordinated Indebtedness issued pursuant to the Recapitalization Agreement) which is subordinated to the Notes.

     The foregoing provisions shall not apply to:

              (a) Indebtedness of the Company and its Subsidiaries existing on the date of this Indenture;

              (b) the incurrence by the Company of Indebtedness represented by the Notes, the Convertible Subordinated Debt and up to $75,000,000 of Indebtedness (less any subordinated Indebtedness issued pursuant to the Recapitalization Agreement) which is subordinated to the Notes and which matures after the Stated Maturity of the Notes;

              (c) the incurrence of Permitted Warehouse Indebtedness by the Company or any of its Subsidiaries, and any Guarantee by the Company of such Indebtedness incurred by a Subsidiary, provided, however, that to the extent any such Indebtedness of the Company or a Subsidiary ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be incurred at such time by the Company or such Subsidiary, as the case may be;

              (d) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred or that was outstanding at the date of this Indenture;

        (e) the incurrence by the Company or a Subsidiary of Hedging Obligations directly related to (i) Indebtedness of the Company or a Subsidiary incurred in conformity with the provisions of this Indenture, (ii) Receivables held by the Company or its Subsidiaries pending sale, (iii) Receivables of the Company or its Subsidiaries that have been sold, (iv) Receivables that the Company or a Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral, or (v) other assets owned or financed by the Company or its Subsidiaries in the ordinary course of business; provided, however, that, in the case of each of the foregoing clauses (i) through (v), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Subsidiaries on the date of this Indenture;

        (f) Indebtedness of the Subsidiaries to the Company to the extent that such Indebtedness constitutes a Permitted Investment of the Company of the type permitted under the definition of Permitted Investments;

        (g) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness owing to the Company or any of its Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Subsidiary and (ii) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

        (h) the incurrence by a Subsidiary of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Subsidiary of the Company;

        (i) the maintenance by the Company or any of its Subsidiaries of Indebtedness incurred to finance Receivables or repurchase facilities in the ordinary course of business; and

        (j) the incurrence by the Company and its Subsidiaries of Indebtedness in an aggregate principal amount which, together with the principal amount of all Indebtedness of the Company and its Subsidiaries outstanding on the date of incurrence (other than Indebtedness otherwise permitted by this Section 4.10), does not exceed $25,000,000.

SECTION 4.11  LIENS.

              The Company shall not, and shall not permit any of its Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Lien for the benefit of any Indebtedness ranking pari passu with or junior to the Notes, other than the Liens created by the Notes, this Indenture and the Security Documents and the Permitted Liens, upon any property or assets of the Company or any Subsidiary of the Company or any shares of stock or debt of any Subsidiary of the Company which owns property or assets, now owned or hereafter acquired, unless (i) if such lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis or (ii) if such lien secures Indebtedness which is junior to the Notes, any such lien shall be junior to a lien granted to the holders of the Notes.

SECTION 4.12  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

              The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any encumbrance or restriction on the ability of any Subsidiary to

(i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) Warehouse Facilities as in effect as of the date of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Warehouse Facilities as in effect on the date of this Indenture, (c) this Indenture and the Notes, (d) applicable law, regulation or order of or agreement with a governmental authority, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment provisions in Leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, or (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.13  BUSINESS ACTIVITIES.

              The Company shall not, and shall not permit any Subsidiary to, engage in any line of business that is not a Related Business (except as a result of Investments in other businesses made or acquired in connection with the activities or conduct of the Related Businesses in the ordinary course of business by the Company and its Subsidiaries, including Investments obtained as a result of the foreclosure of Liens securing amounts lent by the Company or any of its Subsidiaries).

SECTION 4.14  TRANSACTIONS WITH AFFILIATES.

              The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, in addition to such Officers' Certificate, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing which is not an Affiliate of the Company; provided, however, that such fairness opinion shall not be required with respect to a transaction that is made in the ordinary course of business of the Company or such Subsidiary, as the case may be, and is consistent with the past business practice of the Company or such Subsidiary. Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practice of the Company or its Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (vi) transactions between or among the Company and/or its Subsidiaries and (vii) Restricted Payments and Permitted Investments (other than Strategic Investor Repurchase Transactions) that are permitted by
Section 4.09.

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01  MERGER, CONSOLIDATION OR SALE OF ASSETS.

              The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.

              The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture if applicable comply with this Indenture. The Trustee shall be entitled to conclusively rely and shall be fully protected in acting or refraining from acting upon such Officer's Certificate and Opinion of Counsel.

SECTION 5.02  SUCCESSOR CORPORATION SUBSTITUTED.

              Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Notes.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01  EVENTS OF DEFAULT.

              Each of the following constitutes an "Event of Default":

                    (i) default for 30 days in the payment when due of interest on the Notes;

                    (ii) default in payment when due of the principal of or premium, if any, on the Notes;

                    (iii) failure by the Company for 60 days after notice to comply with any of its other covenants, agreements or warranties in this Indenture, the Notes or the Security Documents;

                    (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

                    (v) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                    (vi) other than as permitted under the Security Documents or the terms of this Indenture, any of the Security Documents cease to be in full force and effect, or any of the Security Documents cease to give the Trustee the Security Interests, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company shall deny or disaffirm any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than Permitted Liens;

                    (vii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
        Law:

                           (A)  commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) generally is not paying its debts as they become due; or

                    (viii) a court of competent jurisdiction enters an order or decree in an involuntary case or proceeding under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

                           (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of their property; or

                           (A) orders the liquidation of the Company or any of its Significant Subsidiaries;

        and the order or decree remains unstayed and in effect for 60 consecutive days.

              The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02  ACCELERATION.

              If an Event of Default (other than an Event of Default specified in clauses (vii) and (viii) of Section 6.01, with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable immediately. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (vii) or
(viii) of Section 6.01 occurs with respect to the Company or any Significant Subsidiary, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In the event of a declaration of acceleration of the Notes because an Event of Default in Section 6.01(iv) hereof has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.01(iv) hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 15 Business Days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal, interest which shall have become due solely because of the acceleration, have been cured or waived and (iii) the Company has delivered an Officer's Certificate to the Trustee to the effect of clauses (i) and (ii) above. In accordance with the provisions of Section 6.04, the Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03  OTHER REMEDIES.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

              Each Holder, by accepting a Note, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with the Security Agreement and Section 6.10 of this Indenture.

SECTION 6.04  WAIVER OF PAST DEFAULTS.

              Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, any Note held by a non-consenting Holder or a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected thereby). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  CONTROL BY MAJORITY.

              Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder or under the Security Documents. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Security Documents or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06  LIMITATION ON SUITS.

              A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes or the Security Documents only if:

              (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

              (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

              (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

              (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

              A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

              Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

SECTION 6.08  COLLECTION SUIT BY TRUSTEE.

              If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel including, but not limited to, all amounts owing to the Trustee under Section 7.07 herein.

SECTION 6.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES.

              Subject to the provisions of Article 10 hereof, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for any amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

              Third: without duplication, to Holders of Notes for any other Obligations owing to the Holders of Notes under the Notes or this Indenture; and

              Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11  UNDERTAKING FOR COSTS.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01  DUTIES OF TRUSTEE.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the duties, rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (b)  Except during the continuance of an Event of Default:

                   (i) the duties and responsibilities of the Trustee shall be determined solely by the express provisions of this Indenture and of the Security Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture or the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                   (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the statements, certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Security Documents.

              (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i)   this paragraph does not limit the effect of paragraph
     (b) of this Section 7.01;

                   (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

                   (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or any other direction of the Company or Holders permitted under this Indenture.

              (d) Whether or not therein expressly so provided, every provision of this Indenture or the Security Documents that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01 and Sections 315 and 316 of the TIA.

              (e) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or incur any liability whatsoever, financial or otherwise, in the performance of any of its duties hereunder or under the Security Documents or in the exercise of any of its rights or powers hereunder or under any Security Documents. The Trustee shall be under no obligation to exercise any of its duties under this Indenture or under the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

              (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

              (g) All indemnifications and releases from liability granted herein to the Trustee shall extend to the directors, officers, employees and agents of the Trustee and to the Paying Agent and Registrar.

SECTION 7.02  RIGHTS OF TRUSTEE.

              (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

              (b) Before the Trustee acts or refrains from acting, it shall be entitled to an Officer's Certificate or an Opinion of Counsel or both. Such opinion or certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence of any agents, attorneys, custodians or nominees appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the Security Documents; provided, however, that the Trustee's conduct does not constitute gross negligence or willful misconduct.

              (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or discretion of any of the Holders unless such Holders shall have offered to the Trustee Security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11. Subject to the provisions of Section 310(b) of the TIA, the Trustee shall be permitted to engage in transactions with the Company and its Subsidiaries other than those contemplated by this Indenture.

SECTION 7.04  TRUSTEE'S DISCLAIMER.

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents. It shall not be accountable for the Company's use or application of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or the Security Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or the Security Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05  NOTICE OF DEFAULTS.

              The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) the Trustee has received written notice thereof from the Company or any Holder or (ii) a Responsible Officer of the Trustee shall have actual knowledge thereof. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, or of any of the documents executed in connection with the Notes, or as to the existence of a Default or Event of Default hereunder.

              If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it obtains knowledge of the existence of such Event of Default. Except in the case of a Default or Event of Default in payment of principal, premium, if any, and interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

              Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

              Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

SECTION 7.07  COMPENSATION AND INDEMNITY.

              The Company shall pay to the Trustee, and the Trustee shall be entitled to, compensation for its acceptance of this Indenture and services hereunder and under the Security Documents which shall be agreed to by the Company and the Trustee in a separate fee agreement. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and other persons not regularly in its employ.

              The Company shall, jointly and severally, indemnify the Trustee for, and hold the Trustee, its officers, directors, employees and agents harmless against any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration or performance of its duties under this Indenture, the Notes and the Security Documents, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

              The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through its own negligence or bad faith.

              The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

              To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

              The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under any Bankruptcy Law. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes or coupons, and the Notes are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (vii) or (viii) hereof occurs, the parties hereto and the Holders by their acceptance of the Notes hereby agree that such expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08  REPLACEMENT OF TRUSTEE.

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

              The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (a)  the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a custodian or public officer takes charge of the Trustee or its property; or

              (d)  the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

              If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Security Documents. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09  SUCCESSOR TRUSTEE BY MERGER, ETC.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall, if such resulting surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee (and the successor to the Trustee under the Security Documents).

              In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificate shall have the full force and effect that it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.

              There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

              The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

SECTION 7.12  MONEY HELD IN TRUST

              The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

SECTION 7.13  RIGHT OF TRUSTEE IN CAPACITY OF REGISTRAR OR PAYING AGENT

              In the Event that the Trustee is also acting in the capacity of Paying Agent or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Trustee in its capacity as Paying Agent or Registrar.

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

              The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02  LEGAL DEFEASANCE AND DISCHARGE.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the out-standing Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 2.12 and Section 4.02 hereof, (c)
the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

SECTION 8.03  COVENANT DEFEASANCE.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 and Article 5 hereof and the
Security Documents with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof and subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01 (iii) through 6.01 (vi) hereof and Sections 6.01(vii) and (viii) (but, in the case of Sections 6.01(vii) and (viii), only with respect to a Significant Subsidiary) hereof shall not constitute Events of Default.

SECTION 8.04  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

              The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

              (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the

     Holders of such Notes, (i) cash in U.S. Dollars in an amount, or (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Notes;

              (b) In the case of an election under Section 8.02, either (i) (A) the Notes will become due and payable at their stated maturity within one year after the date of such election pursuant to Section 8.02 or, within one year after the date of such election, the Notes will be redeemable at the option of the Company and will be redeemed by the Company pursuant to irrevocable instructions issued to the Trustee at the time of such election for the giving of a notice of redemption by the Trustee for such redemption and (B) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(vii) or (viii) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (f) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit made by the Company pursuant to its election under
     Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (g) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this
     Section 8.04.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

              Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

              Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06  REPAYMENT TO COMPANY.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium or interest on any Note and remaining unclaimed for one year after such principal and premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the written request and expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07  REINSTATEMENT.

              If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if either the Company makes any payment of principal of and premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent and provided further that if such order or judgment is issued in connection with the insolvency, receivership or other similar occurrence with respect to the Trustee, upon the reinstatement of such obligations the Company shall be released from its obligations under Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 and 4.13 and Article 5.

                                   ARTICLE 9

                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01  WITHOUT CONSENT OF HOLDERS OF NOTES.

              Notwithstanding Section 9.02 of this Indenture and subject to the next succeeding paragraph, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Security Documents without the consent of any Holder of a Note:

              (a)  to cure any ambiguity, defect or inconsistency;

              (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (c) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation pursuant to
     Article 5 hereof, as applicable;

              (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder and under the Security Documents of any Holder of the Notes;

              (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

              (f) to mortgage, pledge or grant a Security Interest in favor of the Trustee as additional security for the payment and performance of obligations under this Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Security Interest is required to be granted pursuant to the provisions of the Security Documents or otherwise.

              Upon the written request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02  WITH CONSENT OF HOLDERS OF NOTES.

              The Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any existing Default (including, without limitation, an acceleration of the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

              Upon the written request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

              It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After a supplement, amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the supplement, amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.04(a) and 6.07 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compli-ance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, a supplement, amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

              (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of this Indenture, the Notes or the Security Documents;

              (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption of the Notes other than pursuant to Sections 4.07 and 4.08 hereof;

              (3) reduce the rate of or change the time for payment of interest, including default interest on any Note;

              (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

              (5) make any Note payable in money other than that stated in the Note;

              (6) make any change in Section 6.04(a) or 6.07 hereof or in this sentence of this Section 9.02 or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on any Notes;

              (7) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Sections 4.07 or
                   4.08 hereof); or

              (8) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT.

              Every amendment or supplement to this Indenture, the Notes or the Security Documents shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04  REVOCATION AND EFFECT OF CONSENTS.

              Until a supplement, amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or
(ii) such other date as the Company shall designate. No such consent shall be effective for more than 120 days after such record date.

SECTION 9.05  NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about a supplement, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the supplement, amendment or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it and to receive and, subject to
Section 7.01, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the irrespective Board of Directors approves it.

                                  ARTICLE 10

                                 SUBORDINATION

SECTION 10.01  NOTES SUBORDINATED TO SENIOR SECURED DEBT.

          The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on or in respect of Senior Secured Debt to the extent set forth herein; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Secured Debt, and that each holder of Senior Secured Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Secured Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

          Until all Senior Secured Debt shall have been paid in full, exchanged for Notes or otherwise retired, in the event of:

          (a) the occurrence of an Event of Default (as such term is defined in the Senior Secured Debt) and continuance thereof beyond any grace period provided in the Senior Secured Debt;

          (b) any acceleration of the maturity of any other Indebtedness of the Company, or

          (c) the institution of any liquidation, dissolution, bankruptcy, insolvency or similar proceeding relating to the Company, its property, or its creditors as such,

          the Holders of the Notes shall not be entitled to receive and, by execution and delivery of this Indenture the Holders of the Notes agree not to accept, any payment of principal or interest until all amounts owing in respect of the Senior Secured Debt shall have been paid in full; and from and after the happening of any event described in clause (c) of this Section 10.02, all payments and distributions of any kind or character (whether in cash, securities or property) which, except for the provisions hereof, would have been payable or distributable to or for the benefit of the holders of the Notes, shall be made to and for the benefit of the Holders of the Senior Secured Debt (who shall be entitled to make all necessary claims therefore) in accordance with the priorities of payment set forth herein until all Senior Secured Debt shall have been paid in full. In the event that any payment or distribution is made with respect to the Notes in violation of the terms hereof, any Holder receiving such payment or distribution shall (and, by acceptance of the Exchange Notes, agrees to) hold it in trust for the benefit of, and shall remit it to, the holders of the Senior Secured Debt in accordance with the priorities of payment set forth herein and in the Security Agreement.

SECTION 10.03  PAYMENTS MAY BE PAID PRIOR TO CERTAIN EVENTS.

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company from making payments at any time in respect of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee or such Paying Agent, as the case may be, of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto (provided that, notwithstanding the foregoing, such application
                  --------
shall be subject to the provisions of Section 10.02). The Company shall give prompt written notice to the Trustee and each Paying Agent of any event described in Section 10.02.

SECTION 10.04  SUBROGATION

          Subject to the payment in full in cash or Cash Equivalents of all Senior Secured Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Secured Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Secured Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Secured Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Hold-ers of the Notes, be deemed to be a payment by the Company to or on account of the Senior Secured Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Secured Debt, on the other hand.

SECTION 10.05  OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Secured Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Secured Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 10.06  NOTICE TO TRUSTEE AND PAYING AGENTS.

          The Company shall give prompt written notice to the Trustee and each Paying Agent of any fact known to the Company which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent unless and until the Trustee or such Paying Agent, as the case may be, shall have received notice in writing from the Company, or from a holder of Senior Secured Debt or a representative therefor, together with proof satisfactory to the Trustee or such Paying Agent, as the case may be, of such holding of Senior Secured Debt or of the authority of such representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

          In the event that the Trustee or any Paying Agent determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Secured Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee or such Paying Agent, as the case may be, may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Paying Agent, as the case may be, as to the amounts of Senior Secured Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten. If such evidence is not furnished to the Trustee or such Paying Agent, as the case may be, the Trustee or such Paying Agent shall incur no liability and shall be fully protected in deferring any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.07  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, each Paying Agent and the Holders of the Notes shall be entitled to conclusively rely and shall be fully protected in acting or refraining from acting upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Secured Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.08  TRUSTEE'S RELATION TO SENIOR SECURED DEBT.

          The Trustee, each Agent and any agent of the Company, of the Trustee or any Agent shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Secured Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Secured Debt and nothing in this Indenture shall deprive the Trustee, any Agent or any such agent of any of its rights as such a holder.

          With respect to the holders of Senior Secured Debt, the Trustee and each Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Secured Debt shall be read into this Indenture against the Trustee or any Agent. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Senior Secured Debt.

          Whenever a distribution is to be made or a notice is to be given to holders or owners of Senior Secured Debt, the distribution may be made and the notice may be given to their representatives, if any.

SECTION 10.09 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY.

          No right of any present or future holders of any Senior Secured Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Secured Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Secured Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Secured Debt, or otherwise amend or supplement in any manner Senior Secured Debt, or any instrument evidencing the same or any agreement under which Senior Secured Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Secured Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Secured Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.10 NOTEHOLDERS AUTHORIZE TRUSTEE AND PAYING AGENT TO EFFECTUATE SUBORDINATION OF NOTES.

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee and each Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Secured Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee and each Paying Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Secured Debt or their representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Secured Debt or their representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Secured Debt or their representatives to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.11  TRUSTEE'S COMPENSATION NOT PREJUDICED.

          Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                  ARTICLE 11

                              SECURITY DOCUMENTS

SECTION 11.01  COLLATERAL AND SECURITY DOCUMENTS.

          In order to secure the due and punctual payment of the Notes, the Company has entered into the Security Agreement to create the Security Interests and for related matters. Subject to the provisions in the Security Agreement and this Indenture, the Notes shall be secured by the Collateral securing the Senior Secured Debt and the Convertible Subordinated Debt in accordance with the terms of the Security Agreement.

          Each holder of a Note, by accepting such Note, agrees to all of the terms and provisions of the Security Agreement, as the same may be amended from time to time pursuant to the provisions of the Security Agreement and this Indenture. Additionally, each holder of a Note, by accepting such Note, directs the Trustee to authorize the release, from time to time, from the security interest any Pledged Debt or Pledged Securities (as such terms are defined in the Security Agreement) as contemplated by and pursuant to Section 1 of the Security Agreement, and each such Holder (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Trustee for authorizing any such release.

SECTION 11.02  APPLICATION OF PROCEEDS OF COLLATERAL

               Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Security Agreement.

SECTION 11.03  RELEASE OF COLLATERAL

               The Company shall have the right, at any time and from time to time, to obtain a release of Collateral upon the exchange of other Collateral for such Collateral in accordance with the terms of the Security Agreement.

SECTION 11.04  CERTIFICATES OF THE COMPANY

               The Company will furnish to the Trustee and the Collateral Agent prior to any proposed release of any portion or all of the Collateral (a) all documents required by the TIA, (b) an Officer's Certificate requesting a release of collateral and describing the property to be so released and
     (c) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by the TIA. The Trustee and the Collateral Agent may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the statements contained in such instruments.

SECTION 11.05   OPINION OF COUNSEL

              The Company shall deliver to the Trustee and the Collateral Agent:

              (a) Promptly after the execution and delivery of the Indenture, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective; and

              (b) on _______ of each year, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, recording and refiling of the Indenture as is necessary to maintain the lien of the Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

SECTION 11.06  RIGHTS OF TRUSTEE UNDER SECURITY AGREEMENT

               The rights, protections, immunities and indemnities of the Trustee set forth herein shall apply, mutatis mutandis, to the Trustee under the Security Agreement.

                                  ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture or the Security Agreement limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control to the extent they cannot be disregarded, pursuant to TIA
(S) 314(d).

SECTION 12.02  NOTICES.

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company:

          Imperial Credit Industries, Inc.
          23550 Hawthorne Boulevard
          Building 1, Suite 210
          Torrance, CA  90505
          Telephone:
          Telecopier No.:  (310) 791-8230
          Attention:  General Counsel


          If to the Trustee:

          The Chase Manhattan Bank and Trust Company, National Association 101 California Street
          Suite 2725
          San Francisco, CA 94111
          Telephone:  (415) 954-9506
          Telecopier No.:  (415) 693-8850
          Attention:  Corporate Trust Department

          The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if sent by registered or certified mail; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

               Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

SECTION 12.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, at the request of the Trustee:

               (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and the Security Agreement (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

               (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06  RULES BY TRUSTEE AND AGENTS.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07  GOVERNING LAW.

               The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes (without regard to conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of New York for purposes of this Indenture and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Indenture by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

SECTION 12.08  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

               This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.09  SUCCESSORS.

               All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10  SEVERABILITY.

               In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.11  COUNTERPART ORIGINALS.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.12  TABLE OF CONTENTS; HEADINGS; ETC.

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.13  LEGAL HOLIDAYS.

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.14  NO RECOURSE AGAINST OTHERS.

               No director, officer, manager, member, organizer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.15  DUPLICATE ORIGINALS.

               The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                        [Signatures on following page.]

                                   SIGNATURES
                                   ----------

Dated as of __________, 2001               IMPERIAL CREDIT INDUSTRIES, INC.


                                           By: ______________________________
                                               Name:
                                               Title:


THE CHASE MANHATTAN BANK AND
TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee


By: ____________________________
    Name:
    Title:

                                   EXHIBIT A


                                 (Face of Note)


                       12% Senior Secured Notes due 2005

No.                                                                 $___________

                        IMPERIAL CREDIT INDUSTRIES, INC.

promises to pay to _________________________________________________________ or
registered assigns, the principal sum of _______________ Dollars on [    ],2005.
                                                                    ------

               Interest Payment Dates: [________] and [_________]


                   Record Dates:  [________] and [__________]


                                 CUSIP Number:

                                          Dated:  _______________, 2001

                                          IMPERIAL CREDIT INDUSTRIES, INC.

                                          By: _______________________________
                                              Name:
                                              Title:

This is one of the
Notes referred to in the
within-mentioned indenture:

Dated:  _____________, 2001

The Chase Manhattan Bank and Trust
Company, National Association,
as Trustee

By:______________________________________

          [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/


          [Insert legend in Section 2.06(f), if applicable]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

____________________________
1.  This paragraph should be included only if the Note is issued in global form.

                                 (Back of Note)


                        IMPERIAL CREDIT INDUSTRIES, INC.


                       12% Senior Secured Notes due 2005

        1. INTEREST. Imperial Credit Industries, Inc., a California corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from __________, 2001 until [________], 2005. The Company shall pay interest in cash semi-annually in arrears on [______] and [______] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ________ [__], 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company shall make payments in respect of the Notes represented by the Global Note (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note custodian. With respect to Notes issued in definitive form, the Company shall make all payments of principal, premium and interest by mailing a check to each such Holder's registered address, provided that all payments with respect to Notes having an aggregate principal amount of $100,000 or more, the Holders of which have given written wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Except for trades involving only Euroclear or CEDEL participants, the Notes represented by the Global Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Definitive Notes also will be settled in immediately available funds.

        3. PAYING AGENT AND REGISTRAR. Initially, The Chase Manhattan Bank and Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices (or an affiliate's office) of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

        4. INDENTURE. The Company issued the Notes under an Indenture, dated as of [__________], 2001 (the "Indenture"), among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $__________ in aggregate principal amount.

        5.  OPTIONAL REDEMPTION.

          The Company may redeem the Notes in whole or in part, in integral multiples of $1,000 only, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date if redeemed during the twelve-month period beginning on __________ of the years indicated below:



Year                                                              Percentage
----                                                              ----------
2001............................................................     106
2002............................................................     103
2003 and thereafter.............................................     100

       6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

       7.  REPURCHASE AT OPTION OF HOLDER

       (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 10l% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

       Within 10 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

       The Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

       (b) Unless the Company otherwise complies with the provisions of Section
4.08 of the Indenture and, subject to the provisions of Section 4.08 of the Indenture, when the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of one-half of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than one-half of the Excess Proceeds, the Company may use any remaining Excess Proceeds (together with one-half of the Excess Proceeds) for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture or the Security Documents of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to mortgage, pledge or grant a Security Interest in favor of the Trustee as additional security for the payment and performance of obligations under this Indenture or the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Security Interest is required to be granted pursuant to the provisions of the Security Documents or otherwise, or to add or release any Pledgor strictly in accordance with another provision of this Indenture or a provision of the Security Documents expressly providing for such addition or release.

          12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of its other covenants, agreements or warranties in the Indenture, the Notes or the Security Documents; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more (v) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) other than as permitted under the Security Documents or the terms of the Indenture, any of the Security Documents ceases to be in full force and effect, or any of the other Security Documents cease to give the Trustee the Security Interests, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company shall deny or disaffirm any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than Permitted Liens; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

          If any Event of Default (other than an Event of Default under clause
(vii) of the preceding paragraph with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clause (vii) of the preceding paragraph, with respect to the Company or any Significant Subsidiary, all outstanding Notes shall ipso facto become due and payable without further action or notice on the part of the Trustee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

          13. SECURITY DOCUMENTS. In order to secure the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company has granted Liens on the Collateral to the Trustee for the benefit of the Holders of the Notes pursuant to the Indenture and the Security Documents. The Notes will be secured by Liens on the Collateral that are subject only to certain permitted encumbrances.

           14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

           15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

           16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

           17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Imperial Credit Industries, Inc.
               23550 Hawthorne Boulevard
               Building 1, Suite 210
               Torrance, California 90505
               Attention: General Counsel
               Telecopier No.:  (310) 791-8230

                                ASSIGNMENT FORM


  To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



                 (Insert assignee's soc. sec. or tax I.D. no.)










             (Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________          Your Signature: ____________________________________
                                  (Sign exactly as your name appears on the face of this Note)

                           Signature Guarantee:________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

          [ ] Section 4.07       [ ] Section 4.08

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$________________

Date:_________________     Your Signature:______________________________________
                                  (Sign exactly as your name appears on the face of this Note)

                         Tax Identification No.:________________________________

                         Signature Guarantee:___________________________________

                       SCHEDULE OF EXCHANGES OF NOTES/2/



The following exchanges of a part of this Global Note for other Notes have been made:

                                                           Principal Amount of
                                          Amount of         this Global Note
                Amount of decrease       increase in         following such        Signature of
                   in Principal       Principal Amount                 ----     authorized officer
  Date of         Amount of this       of this Global       decrease (or        of Trustee or Note
 Exchange           Global Note             Note              increase)             Custodian
--------------------------------------------------------------------------------------------------


_______________________
2. This should be included only if the Note is issued in global form.

                                   EXHIBIT B

                FORM OF COLLATERAL AGENCY AND SECURITY AGREEMENT

                              AMENDED AND RESTATED
                    COLLATERAL AGENCY AND SECURITY AGREEMENT

     This AMENDED AND RESTATED COLLATERAL AGENCY AND SECURITY AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement") is dated as of May __, 2001 and is made by and between Imperial
----------
Credit Industries, Inc. (the "Grantor") in favor of and for the benefit of
                              -------
Wilmington Trust Company ("WTC"), acting hereunder not individually but solely
                           ---
as collateral agent (in such capacity, the "Collateral Agent") for the benefit
                                            ----------------
of (i) the Senior Secured Debt Purchasers, (ii) from and after the Debt Exchange Closing Date, Chase Manhattan Bank and Trust Company, N.A. ("Senior Debt
                                                             -----------
Trustee"), not individually but solely as trustee for the holders of the Exchange Notes and (iii) from and after the Convertible Subordinated Debt Placement Closing Date, Chase Manhattan Bank and Trust Company, N.A. ("Subordinated Debt Trustee"), not individually but solely as trustee for the
---------------------------
Convertible Subordinated Debt Purchasers (the Senior Secured Debt Purchasers, the Senior Debt Trustee and the Subordinated Debt Trustee, together with any successors and assigns, are individually referred to herein as a "Secured Party"
                                                                  -------------
and collectively referred to herein as the "Secured Parties").
                                            ---------------

                             PRELIMINARY STATEMENTS

     Pursuant to that certain Master Recapitalization Agreement dated as of March 29, 2001 (said agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Recapitalization Agreement"), the Senior
                                       --------------------------
Secured Debt Purchasers agreed to loan $16,200,000 to the Grantor and the Signatory Debtholders agreed to tender their Old Notes to the Grantor in exchange for Exchange Notes and certain other consideration pursuant to the Debt Exchange. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Recapitalization Agreement.

     It was a condition precedent to the closing of the transactions contemplated by the Recapitalization Agreement that the Grantor and WTC in its capacity as Collateral Agent shall have entered into that certain Collateral Agency and Security Agreement dated as of March 29, 2001 (the "Original Security
                                                               -----------------
Agreement") and that the Grantor shall have granted the assignments and security
---------
interests and made the pledges and assignments contemplated thereunder.

     The obligations of the Grantor under the Senior Secured Debt and, from and after the Debt Exchange Closing Date, the Exchange Notes were to be secured pursuant to the Original Security Agreement.

     The parties to the Recapitalization Agreement have agreed that from and after the Convertible Subordinated Debt Placement Closing Date the Convertible Subordinated Debt should be secured by the collateral described in the Original Security Agreement and that the Original Security Agreement should be amended and restated to so provide.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Convertible Subordinated Debt Purchasers to purchase the Convertible Subordinated Debt, the parties hereto hereby agree that the Original Security Agreement shall be amended and restated in its entirety as follows:

     SECTION 1.   Grant of Security.  The Grantor hereby assigns and pledges to
                  -----------------
the Collateral Agent (i) for the benefit of the Senior Secured Debt Purchasers and (ii) from and after the Debt Exchange Closing Date, for the benefit of (x) the Senior Secured Debt Purchasers, the Subordinated Debt Trustee as trustee for the Convertible Subordinated Debt Purchasers (to the extent the Convertible Subordinated Debt is then outstanding) and the Senior Debt Trustee as trustee for the holders of the Exchange Notes for so long as the Senior Secured Debt is issued and outstanding and (y) from and after the payment in full or exchange of the Senior Secured Debt, the Subordinated Debt Trustee as trustee for the Convertible Subordinated Debt Purchasers (to the extent the Convertible Subordinated Debt is then outstanding) and the Senior Debt Trustee as trustee for the holders of the Exchange Notes, and hereby grants to the Collateral Agent for the benefit of such Secured Parties a security interest in, all of the Grantor's right, title and interest, whether now owned or hereafter acquired, in and to the following (collectively, the "Collateral"):
                                         ----------

         (a)  all of the following:

              (i)  the indebtedness (the "Pledged Debt") described on Schedule I
                                          ------------                ----------
         and owing to the Grantor by the issuers named therein and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

              (ii) all additional indebtedness from time to time owed to the Grantor by any obligor of the Pledged Debt or any other Person and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

              (iii)  the shares of capital stock described on Schedule II (the
                                                              -----------
         "Pledged Securities"), together with any other shares, stock
          ------------------
         certificates, options or warrants of any issuer listed in Schedule II
                                                                   -----------
         that may be issued or granted to, or held by, the Grantor while this Agreement is in effect; and

         (b)  all proceeds of any and all of the foregoing Collateral.

The parties hereto have agreed, and by their execution hereof acknowledge, that the Grantor may request that any or all of the instruments evidencing any Pledged Debt be released from the lien of this Agreement upon the exchange thereof for (i) another instrument evidencing indebtedness from Southern Pacific Bank (which instrument shall, without any further action by any party hereto, become Pledged Debt for all purposes hereof) or (ii) any shares of capital stock of Southern Pacific Bank (which instrument shall, without any further action by any party hereto, become Pledged Securities for all purposes hereof).
Similarly, the Grantor may request that any or all of the stock certificates evidencing the Pledged Securities be released from the lien of this

Agreement upon the exchange thereof for (i) any shares of another class of capital stock of Southern Pacific Bank (which shares shall, without further action by any party hereto, become Pledged Securities for all purposes hereof) or (ii) any instrument evidencing indebtedness of Southern Pacific Bank (which shall, without any further action by any party hereto, become Pledged Debt for all purposes hereof). By their acceptance hereof, the Senior Secured Debt Purchasers, the Senior Debt Trustee (acting solely pursuant to the authority granted in Section 11.01 of the Exchange Notes Indenture), and the Subordinated Debt Trustee (acting solely pursuant to the authority granted in Section 11.01 of the Subordinated Debt Indenture) authorize the Collateral Agent to release from the security interest hereof any Pledged Debt or Pledged Securities held by it hereunder upon the exchange of such Pledged Debt or Pledged Securities for other indebtedness or capital stock of Southern Pacific Bank so long as such indebtedness or stock is pledged to the Collateral Agent and is subject to the security interests granted hereby for all purposes.

     SECTION 2.   Security for Obligations.  This Agreement secures, and the
                  ------------------------
Collateral is collateral security for, the prompt payment and performance in full when due, whether on a specified payment date, at stated maturity, by acceleration or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar law) of all obligations of the Grantor under (i) the Senior Secured Debt, and (ii) from and after the Subordinated Debt Exchange Closing Date, (x) the Senior Secured Debt, the Convertible Subordinated Debt (to the extent outstanding) and the Exchange Notes for so long as the Senior Secured Debt is issued and outstanding and (y) from and after the payment in full or exchange of the Senior Secured Debt, the Exchange Notes and the Convertible Subordinated Debt (to the extent outstanding), including interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy would accrue on such obligations) or any fees or other expenses related thereto (any and all such obligations being the "Secured Obligations").
           --------------------

     SECTION 3.   Delivery of Collateral.  All certificates or instruments
                  ----------------------
representing or evidencing Collateral shall be delivered to and held by or on behalf of the Collateral Agent on behalf of the Secured Parties entitled to the benefit thereof pursuant to the terms hereof and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Parties entitled to the benefit thereof pursuant to the terms hereof. The Collateral Agent shall have the right after the occurrence and during the continuance of an Event of Default (as defined in Section 6(a)(v)) beyond any
                                                  ---------------
grace period applicable thereto to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right after the occurrence and during the continuance of an Event of Default beyond any grace period applicable thereto to exchange instruments representing or evidencing the Collateral, for instruments of smaller or larger denominations.

     SECTION 4.  Representations and Warranties.  The Grantor hereby represents
                 ------------------------------
and warrants as follows:

            (a) The chief place of business and chief executive office of the Grantor is located at the address specified for the Grantor on Schedule
                                                                     -------
     III. The Grantor's federal tax identification number is as set forth on
     ---
     Schedule III.
     ------------

            (b) The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien. No effective financing statement or other instrument similar in effect covering all or any part the Collateral is on file in any recording office, except such as may have been filed relating to this Agreement.

            (c) Assuming continuous possession by the Collateral Agent on behalf of the Secured Parties entitled to the benefit thereof pursuant to the terms hereof, the pledge of each of the Pledged Debt and Pledged Securities pursuant to this Agreement creates a valid and first priority perfected security interest in the Pledged Debt and Pledged Securities, respectively.

            (d) All shares of capital stock described on Schedule II are duly authorized, validly issued, fully paid and non-assessable.

            (e)  The Pledged Debt described on Schedule I constitutes 100% of
                                               ----------
     the outstanding indebtedness of the Bank to the Grantor and its Affiliates (excluding any indebtedness arising from deposit accounts or bank accounts maintained by the Grantor and its Affiliates with the Bank) and the Pledged Securities described on Schedule II represent 100% of the total issued and
                             -----------
     outstanding shares of capital stock of the Bank.

            (f) The execution and delivery of this Agreement and the performance by the Grantor of its obligations hereunder are within the Grantor's corporate power, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law or of the organizational documents of the Grantor or of any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Grantor.

            (g) This Agreement is a legal, valid and binding obligation of the Grantor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and creates a valid and, after all appropriate financing statements are filed, first priority security interest in the Collateral and such security interest is entitled to all rights, priorities and benefits afforded by the Uniform Commercial Code in effect in the State of California (the "Uniform
                                                                -------
     Commercial Code").
     ---------------

     SECTION 5.   Further Assurances.
                  ------------------

            (a) The Grantor agrees from time to time that, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action required, or that the Collateral Agent may reasonably request, in order to perfect, protect and maintain the priority of any pledge, assignment or security interest granted or purported to be granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

            (b) The Grantor hereby authorizes the Collateral Agent on behalf of the Secured Parties entitled to the benefit thereof pursuant to the terms hereof to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

SECTION 6.   Voting Rights; Dividends; Payments; etc.
             ---------------------------------------

            (a) Until the occurrence of an Event of Default and the continuance thereof beyond any grace period applicable thereto:

                 (i) The Grantor shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights relating or pertaining to the Pledged Securities for any purpose;

                 (ii) The Grantor shall be entitled to receive and retain any and all lawful dividends payable in respect of the Pledged Securities which are paid in cash by any issuer, but all dividends and distributions in respect of such Collateral or any part thereof made in shares of stock or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of such Collateral or any part thereof or received in exchange for such Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer of Pledged Securities may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Grantor, shall be forthwith delivered to the Collateral Agent on behalf of the Secured Parties in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

                 (iii) The Collateral Agent shall execute and deliver, or cause to be executed and delivered, to the Grantor, all such proxies, powers of attorney, dividend orders and other instruments as the Grantor may request in writing (upon which the Collateral Agent may fully rely) for the purpose of enabling the Grantor to exercise the rights and powers which it is entitled to exercise pursuant to subclause (i) above and to receive the dividends which it is
            -------------
            authorized to retain pursuant to subclause (ii) above.
                                             --------------

                 (iv) The Grantor shall be entitled to (A) collect all regular payments made or proceeds received with respect to the Pledged Debt and (B) enforce and prosecute all rights and remedies available under any of the Pledged Debt.

                 (v) For all purposes under this Agreement, "Event of Default" means (A) prior to the Debt Exchange Closing Date, an Event of Default as defined in the Senior Secured Debt, (B) from and after the Debt Exchange Closing Date and so long as any Senior Secured Debt shall remain outstanding, an Event of Default as defined in the Exchange Notes Indenture or in the Senior Secured Debt, (C) after the Senior Secured Debt has been paid in full, an Event of Default as defined in the Exchange Notes Indenture and (D) after the Senior Secured Debt and the Exchange Notes have been paid in full, an Event of Default as defined in the Secured Convertible Subordinated Debt.

       (b) After the occurrence of an Event of Default and the continuance thereof beyond any grace period applicable thereto, all rights and powers which the Grantor is entitled to exercise pursuant to Section 6(a)(i)
                                                           ---------------
     hereof, and all rights of the Grantor to receive and retain dividends pursuant to Section 6(a)(ii) hereof, and all rights of the Grantor to
                 ----------------
     receive payments pursuant to Section 6(a)(iv) hereof, shall forthwith
                                  ----------------
     cease, and all such rights and powers shall thereupon become vested in the Collateral Agent which shall have, during the continuance of such Event of Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends and payments. Any and all money and other property paid over to or received by the Collateral Agent pursuant to this clause (b) shall be retained by the Collateral Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

     SECTION 7.   Place of Perfection; Records. The Grantor shall keep its chief
                  ----------------------------
place of business and chief executive office and the office where it keeps its records concerning the Collateral, at the location therefor specified on
Schedule III or, upon prior written notice to the Collateral Agent, at such
------------
other locations in a jurisdiction where all actions required by Section 5 shall
                                                                ---------
have been taken with respect to the Collateral.

     SECTION 8.   Transfers and Other Liens; Additional Shares.  Except as
                  --------------------------------------------
otherwise permitted under the Recapitalization Agreement, the Grantor shall not
(a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral.

     SECTION 9.

       (a)  Appointment and Authorization of Collateral Agent. By acceptance of
            -------------------------------------------------
     the Senior Secured Debt or execution and delivery of the Exchange Notes Indenture or the Subordinated Debt Indenture, as the case may be, each Secured Party hereby irrevocably designates and appoints WTC as the Collateral Agent of such Secured Party under this Agreement and each Secured Party hereby irrevocably authorizes the Collateral Agent to execute this Agreement and (i) to take action on its behalf and exercise such powers and use such discretion as are expressly permitted hereunder and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by terms hereof and thereof together with such other powers and discretion as are reasonably incidental hereto and thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Secured Party and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent.

       (b)  Delegation of Duties.  The Collateral Agent may exercise its powers
            --------------------
     and execute any of its duties under this Agreement by or through employees, agents or attorneys-in-fact and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent may use the services of such persons as the Collateral Agent in its sole discretion may determine and all reasonable fees and expenses of such persons shall be borne by the Grantor.

       (c)  Exculpatory Provisions.  Neither the Collateral Agent nor any of its
            ----------------------
     officers, partners, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Collateral (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Grantor or any officer thereof contained in, or made or deemed to be made in connection with, any Senior Secured Debt, Convertible Subordinated Debt, Exchange Notes, or this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Senior Secured Debt, Convertible Subordinated Debt or Exchange Notes, or for the due execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of the Senior Secured Debt, Convertible Subordinated Debt, Exchange Notes or this Agreement or any other document or instrument furnished pursuant thereto or for any failure of the Grantor to perform its obligations thereunder. The Collateral Agent shall be under no obligation to the Secured Parties to ascertain or to inquire as to the observance or performance of any of the agreements contained in, statements made in, or conditions of the Senior Secured Debt, Convertible Subordinated Debt, Exchange Notes or this Agreement or to inspect the property, including the books and records, of the Grantor.

       (d)  Reliance by the Collateral Agent.  The Collateral Agent shall be
            --------------------------------
     entitled to rely, and shall be fully protected and shall incur no liability in acting and relying, upon any writing, resolution, notice, consent, certificate, affidavit, telegram, telecopy, telex or teletype message, statement, order or other document or telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel, including without limitation counsel to the Grantor, independent accountants and other experts selected by the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent may treat the payee of any Senior Secured Debt, Convertible Subordinated Debt or Exchange Note as the registered holder thereof until it receives notice or otherwise has actual knowledge that such payee is no longer the registered holder of such Senior Secured Debt or Exchange Note. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement, including without limitation the exercise of any rights or remedies under, or the entering into of any agreement amending, modifying, supplementing, waiving any provision of, or the giving of consent pursuant to, any provision of this Agreement, unless it shall first receive instructions of the Required Noteholders (as defined below) as contemplated by Section 10 hereof and it
                                                       ----------
     shall first be indemnified to its reasonable satisfaction by the Senior Secured Debt Purchasers, the holders of the Exchange Notes and/or the Convertible Subordinated Debt Purchasers against any and all liability and expense that may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. For the purpose hereof, the "Required Noteholders" shall mean, at any time, the holders of at least 51%
      --------------------
     of the outstanding principal amount of all Senior Secured Debt, until such time as no Senior Secured Debt shall be outstanding, at which time "Required Noteholders" shall mean the Senior Debt Trustee acting at the direction of the holders of a majority in principal amount of the then outstanding Exchange Notes as provided in Section 6.05 of the Exchange Notes Indenture, until such time as no Exchange Notes shall be outstanding, at which time "Required Noteholders" shall mean the Subordinated Debt Trustee acting at the direction of the holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes as provided in Section 6.05 of the Subordinated Debt Indenture. The Collateral Agent shall in all such cases be fully protected in acting or in refraining from acting under this Agreement in accordance with the provisions of Section
                                                                      -------
     10(e) hereof and in accordance with written instructions and any action
     -----
     taken or any failure to act pursuant thereto shall be binding upon all the Secured Parties and all other holders from time to time of the Senior Secured Debt and Exchange Notes.

        (e)  Knowledge or Notice of Default and Event of Default.  The
             ---------------------------------------------------
     Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received written notice from a Secured Party or the Grantor describing such Default (as defined below) or Event of Default, setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry. The Collateral Agent shall have no obligation or duty prior to or after receiving any such notice to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely, and shall be fully protected in so relying, on any such notice furnished to it. For the purpose hereof, "Default" means
     (A) prior to the Debt Exchange Closing Date, a Default as defined in the Senior Secured Debt, (B) from and after the Debt Exchange Closing Date and so long as any Senior Secured Debt shall remain outstanding, a Default as defined in the Exchange Notes Indenture or the Senior Secured Notes, (C) after the Senior Secured Debt has been paid in full, a Default as defined in the Exchange Notes Indenture and (D) after the Exchange Notes have been paid in full, a Default as defined in the Subordinated Debt Indenture.

        (f)  Non-Reliance on Collateral Agent and Other Secured Parties.  By
             ----------------------------------------------------------
     acceptance of the Senior Secured Debt or execution and delivery of the Exchange Notes Indenture or the Subordinated Debt Indenture, as the case may be, each Secured Party expressly acknowledges that, except as expressly set forth in this Agreement, neither the Collateral Agent nor any of the Collateral Agent's partners, officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Grantor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party.

     Except for notices, reports and other documents expressly required to be furnished by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide the Secured Parties with any credit or other information concerning the business, operations, property, financial and other condition and credit-worthiness of the Grantor that may come into the possession of the Collateral Agent or any of its partners, officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        (g)  Indemnification.  The Grantor agrees to indemnify WTC from and
             ---------------
     against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time, including, without limitation, at any time following the payment of the Secured Obligations, be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of its capacity as Collateral Agent or the Recapitalization Agreement or the Related Agreements or actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or by written instructions of the Required Noteholders pursuant to Section 10(c)
                                                                  -------------
     hereof , including without limitation, costs incurred in performance of its duties under Section 9(a), provided that the Grantor shall not be liable
                  ------------
     for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence of willful misconduct. The agreements in this Section 9(g) shall survive
                                                   ------------
     the payment of the Secured Obligations and the termination of this Agreement.

        (h)  Collateral Agent in its Individual Capacity.  The Collateral Agent
             -------------------------------------------
     and its Affiliates may generally engage in any kind of business with the Grantor as though such person was not the Collateral Agent hereunder and without any duty to account therefore to the Secured Parties.

     (i)  Successor Collateral Agent.
          --------------------------

          (i) The Collateral Agent may resign at any time upon 60 days notice to the Secured Parties and Grantor and may be removed at any time, with or without cause, by the Required Noteholders by written notice delivered to the Grantor, the Collateral Agent and the Secured Parties. After any resignation or removal hereunder of the Collateral Agent, the provisions of this Section 9(i) shall continue to inure to its benefit as to any actions
          ------------
     taken or omitted to be taken by it in connection with its agency hereunder while it was the Collateral Agent under this Agreement and it shall be entitled to be paid promptly when due any amounts owing to it pursuant to
     Section 9.6.
     -----------

          (ii) Upon receiving notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Required Noteholders, provided, however, that such successor Collateral Agent shall be (A) a Person having a combined capital and surplus of at least $50 million and
     (B) authorized under bylaw to assume the functions of the Collateral Agent. If the appointment of such successor shall not have become effective, as provided below, within such 60-day period after the Collateral Agent's resignation or upon removal of the Collateral Agent, then the Collateral Agent may petition a court of competent jurisdiction for the appointment of a Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 9(i)(ii).
                       ----------------

          (iii) The resignation or removal of a Collateral Agent shall become effective upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under this Agreement, including without limitation, the delivery and recordation of all amendments, instruments, financing statements, continuation statements and other documents necessary to maintain the perfection of the security interests held by the Collateral Agent under this Agreement. Copies of each such document or instrument shall be delivered to all Secured Parties. The appointment of a successor Collateral Agent pursuant to this Section 9(i) shall become effective upon the
                            ------------
     acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent. Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its rights, powers, privileges and duties under this Agreement, but shall remain liable for its actions prior to and including such date of discharge.

SECTION 10.   Actions by the Collateral Agent.
              -------------------------------

     (a)  Duties and Obligations.  The duties and obligations of the Collateral
          ----------------------
Agent are only those set forth in this Agreement.

     (b)  Notification of Default.  If the Collateral Agent has been notified in
          -----------------------
a writing conforming to the requirements of Sections 9 (d) and (e) by any
                                            --------------     ---
Secured Party or Grantor that a Default or an Event of Default has occurred, the Collateral Agent shall promptly furnish, and in any event no later than three Business Days after receipt of such notice, to the Secured Parties a copy of such written notice (a "Default Notice"). The failure of any Secured Party
                        --------------
having knowledge of the occurrence of a Default or an Event of Default to notify the Collateral Agent or any Secured Party of such occurrence, however, does not constitute a waiver of such Default or Event of Default by the Secured Parties. If the Required Noteholders have not given prior instructions to the Collateral Agent, the Default Notice may contain a recommendation of actions to be taken by the Secured Parties and/or request instructions from the Secured Parties and shall specify the date on which responses are due in order to be timely within
Section 10(d) hereof. If the Required Noteholders have given prior instructions
-------------
to the Collateral Agent, the Collateral Agent shall take the actions requested by the Required Noteholders and the Default Notice shall inform the other Secured Parties of such actions.

     (c)  Exercise of Remedies.  Except as otherwise provided in Section 10(e)
          --------------------                                   -------------
and Section 21, the Collateral Agent shall take only such actions and exercise only such remedies under this Agreement as are approved in written instructions delivered to the Collateral Agent and signed by the Required Noteholders. If the Collateral Agent shall determine in good faith that taking the actions specified in such instructions is contrary to law, it may refrain, and shall be fully protected in so refraining, from taking such action and shall immediately give notice of such fact to each of the Secured Parties. If instructions received by the Collateral Agent are in its good faith judgment ambiguous or conflict with other instructions received by the Collateral Agent, the Collateral Agent (a) shall promptly notify the Secured Parties of such ambiguity or conflict and request clarifying instructions, and (b) may either (1) delay in taking any such action or exercising any such remedy pending receipt of such clarifying instructions, and shall be fully protected in so delaying, or (2) take such actions as it is entitled under Section 10(e).
                                -------------

     (d) Instructions from Senior Secured Debt Purchasers. If any Senior Secured
         ------------------------------------------------
Debt Purchaser does not respond in a timely manner to any notice, including without limitation a Default Notice, from the Collateral Agent or request for instructions within the time period specified by the Collateral Agent in such notice or request for instructions, which shall be a minimum of five Business Days, the Senior Secured Debt held by such Senior Secured Debt Purchaser that would otherwise be included in a determination of Required Noteholders shall not be included in the determination of Required Noteholders for purposes of such notice or request for instructions. Any action taken or not taken without the vote of a Senior Secured Debt Purchaser under this Section 10(d) shall nevertheless be binding on such Senior Secured Debt Purchaser.

     (e)  Emergency Actions.  If the Collateral Agent has asked the Secured
          -----------------
Parties for instructions and if the Required Noteholders have not yet responded to such request, the Collateral Agent shall be authorized to take, but shall not be required to take and shall in no event have any liability for the taking or the failure to take, such actions, other than any action described or permitted under Section 21 hereof, with regard to a Default or
      ----------

Event of Default that the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Parties and to maximize both the value of the Collateral and the present value of the recovery by the Secured Parties on the Secured Obligations and shall give the Secured Parties appropriate notice of such action, provided that once instructions with respect to such request have been received by the Collateral Agent from the Required Noteholders, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action that would be contrary thereto.

     (f)  Other Actions.  The Collateral Agent shall have the right to take such
          -------------
actions, or omit to take such actions, hereunder and not inconsistent with the written instructions of the Required Noteholders delivered pursuant to Section
                                                                       -------
10(c) hereof, including actions the Collateral Agent deems necessary or
-----
appropriate to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Parties. Except as otherwise provided by the applicable law, the Collateral Agent shall have no duty as to any Collateral, the perfection, protection or maintenance of any pledge, assignment or security interest in the Collateral, the collection or protection of the Collateral or any income thereon, including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond the safe custody of any Collateral in the Collateral Agent's actual possession.

     (g)  Cooperation.  To the extent that the exercise of the rights, powers
          -----------
and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Secured Party, by acceptance of the Senior Secured Debt or the Exchange Notes, as the case may be, such Secured Party agrees to take such action and cooperate with the Collateral Agent to ensure that the rights, powers and remedies of all Noteholders are exercised in full.

     (h)  Distribution of Proceeds.  All amounts owing with respect to the
          ------------------------
Secured Obligations shall be secured by the Collateral without distinction as to whether some Secured Obligations are then due and payable and other Secured Obligations are not then due and payable. Upon any realization upon the Collateral, by acceptance of the Senior Secured Debt or execution and delivery of the Exchange Notes Indenture or the Subordinated Debt Indenture, as the case may be, the Secured Parties agree that the proceeds thereof shall be applied,
(i) first, to the amounts owing by the Grantor to the Collateral Agent solely in its capacity as Collateral Agent hereunder pursuant to this Agreement, (ii) second, ratably to the payment of all amounts of interest outstanding on the Senior Secured Debt according to the aggregate amounts of such interest then owing to each Senior Secured Debt Purchaser, (iii) third, ratably to all amounts of principal outstanding under the Senior Secured Debt according to the aggregate amounts of such principal then owing to each Senior Secured Debt Purchaser, (iv) fourth, ratably to all other amounts then due to the Senior Secured Debt Purchasers, including fees and expenses, (v) fifth, to all fees and out-of-pocket expenses owed to the Senior Debt Trustee and Subordinated Debt Trustee under the Exchange Note Indenture and the Subordinated Debt Indenture, as the case may be, (vi) sixth, ratably to the payment of all amounts of interest outstanding on the

Exchange Notes according to the aggregate amounts of such interest then owing to each holder thereof, (vii) seventh, ratably to all amounts of principal outstanding under the Exchange Notes according to the aggregate amounts of principal then owing to each holder thereof, (viii) eighth, ratably to all other amounts then due to the holders of the Exchange Notes, including fees and expenses, (ix) ninth, ratably to the payment of all amounts of interest outstanding on the Convertible Subordinated Debt according to the aggregate amounts of interest then owing to each Convertible Subordinated Debt Purchaser,
(x) tenth, ratably to all amounts of principal outstanding under the Convertible Subordinated Debt according to the aggregate amounts of principal then owing to each Convertible Subordinated Debt Purchaser, (xi) eleventh, ratably to all other amounts then due to the Convertible Subordinated Debt Purchasers, including fees and expenses and (xii) twelfth, the balance, if any, shall be returned to the Grantor or such other Persons as are entitled thereto. Upon the request of the Collateral Agent prior to any distribution under this Section
                                                                     -------
10(h), each Secured Party shall provide to the Collateral Agent certificates, in
-----
form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in clauses (ii) through (x) above that each such Secured Party believes it is entitled to receive, together with such wire transfer information or other payment instructions as the Collateral Agent may reasonably request.

     (i)  Authorized Investments.  Prior to any realization upon the Collateral,
          ----------------------
any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of this Agreement shall, to the extent feasible, within a reasonable time, be invested by the Collateral Agent in Permitted Investments (as defined on Schedule IV). Prior to making such investment or to the extent it is not feasible to invest such funds in Permitted Investments, the Collateral Agent shall hold any such funds in an interest bearing account. By acceptance of the Senior Secured Debt or the Exchange Notes, as the case may be, each Secured Party authorizes the Collateral Agent to open such an account. Any interest earned on such funds shall be retained in such account until there shall be a realization on the Collateral, at which time such funds shall be disbursed to the Secured Parties in accordance with Section
                                                                   -------
10(h). The Collateral Agent shall have no duty to place funds held and invested
-----
pursuant to this Section 10(i) in investments that provide for a maximum return.
                 -------------
The Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this Section 10(i).
                        -------------

SECTION 11.   Priority of Notes.
              -----------------

     (a) From and after the Debt Exchange Closing Date until all Senior Secured Debt shall have been paid in full, exchanged for Exchange Notes or otherwise retired, in the event of:

          (i) the occurrence of an Event of Default (as such term is defined in the Senior Secured Debt) and continuance thereof beyond any grace period provided in the Senior Secured Debt;

          (ii) any acceleration of the maturity of any other indebtedness of the Grantor, or

          (iii) the institution of any liquidation, dissolution, bankruptcy, insolvency or similar proceeding relating to the Grantor, its property, or its creditors as such,

the holders of the Exchange Notes and the Convertible Subordinated Debt Purchasers shall not be entitled to receive and, by execution and delivery of the Exchange Notes Indenture or the Secured Convertible Subordinated Debt Indenture, as the case may be, the Senior Debt Trustee and the Subordinated Debt Trustee, on behalf of the holders of the Exchange Notes and the Convertible Subordinated Debt Purchasers, agree not to accept, any payment of principal or interest until all amounts owing in respect of the Senior Secured Debt shall have been paid in full; and from and after the happening of any event described in clause (iii) of this subsection (a) of Section 11, all payments and
                                          ----------
distributions of any kind or character (whether in cash, securities or property) which, except for the provisions hereof, would have been payable or distributable to or for the benefit of the holders of the Exchange Notes or the Convertible Subordinated Debt Purchasers, shall be made to and for the benefit of the Senior Secured Debt Purchasers (who shall be entitled to make all necessary claims therefore) in accordance with the priorities of payment set forth herein until all Senior Secured Debt shall have been paid in full. In the event that any payment or distribution is made with respect to the Exchange Notes or the Convertible Subordinated Debt in violation of the terms hereof, any Secured Party receiving such payment or distribution shall (and, by acceptance of the Exchange Notes or the Convertible Subordinated Debt, agrees to) hold it in trust for the benefit of, and shall remit it to, the Senior Secured Debt Purchasers in accordance with the priorities of payment set forth herein.

       (b) From and after all Senior Secured Debt shall have been paid in full, exchanged for Exchange Notes or otherwise retired, and until the Exchange
Notes shall have been paid in full or otherwise retired, in the event of:

            (i) the occurrence of an Event of Default (as such term is defined in the Exchange Notes Indenture) and continuance thereof beyond any grace period provided in the Exchange Notes Indenture;

            (ii) any acceleration of the maturity of any other indebtedness of the Grantor, or

            (iii) the institution of any liquidation, dissolution, bankruptcy, insolvency or similar proceeding relating to the Grantor, its property, or its creditors as such,

the Convertible Subordinated Debt Purchasers shall not be entitled to receive and, by execution and delivery of the Subordinated Debt Indenture, the Subordinated Debt Trustee, on behalf of the holders of the Convertible Subordinated

     Debt agree not to accept, any payment of principal or interest until all amounts owing in respect of the Exchange Notes shall have been paid in full; and from and after the happening of any event described in clause
     (iii) of this subsection (b) of Section 11, all payments and distributions
                                     ----------
     of any kind or character (whether in cash, securities or property) which, except for the provisions hereof, would have been payable or distributable to or for the benefit of the Convertible Subordinated Debt Purchasers, shall be made to and for the benefit of the holders of the Exchange Notes (who shall be entitled to make all necessary claims therefore) in accordance with the priorities of payment set forth herein until all Exchange Notes shall have been paid in full. In the event that any payment or distribution is made with respect to the Convertible Subordinated Debt in violation of the terms hereof, any Secured Party hereof receiving such payment or distribution shall (and, by acceptance of the Convertible Subordinated Debt, agrees to) hold it in trust for the benefit of, and shall remit it to, the holders of the Exchange Notes in accordance with the priorities of payment set forth herein.

     SECTION 12.   Status of Security Interests.
                   ----------------------------
        (a) From and after the Debt Exchange Closing Date until all Senior Secured Debt shall have been paid in full, exchanged for Exchange Notes or otherwise retired, the Collateral Agent, the Senior Debt Trustee, the Subordinated Debt Trustee, and, by acceptance of the Senior Secured Debt, the Exchange Notes or the Convertible Subordinated Debt, as the case may be, the Senior Secured Debt Purchasers, the holders of Exchange Notes and the Convertible Subordinated Debt Purchasers hereby agree that (i) all of the Senior Secured Debt Purchasers' security interests, liens, and other collateral interests in the Collateral and all of the Senior Secured Debt Purchasers' rights and remedies, under law, agreement, or otherwise, exercisable pursuant thereto (all of which interests and rights are herein called the "Senior Rights") shall be senior and superior to (ii) all of the
                 -------------
     holders of the Exchange Notes', the Senior Debt Trustee's, the Convertible Subordinated Debt Purchasers' and the Subordinated Debt Trustee's security interests, liens and other collateral interests in the Collateral and all of the holders of Exchange Notes', the Senior Debt Trustee's, the Convertible Subordinated Debt Purchasers' and the Subordinated Debt Trustee's rights and remedies, under law, agreement or otherwise, exercisable pursuant thereto (all of which interests and rights are herein called the "Junior Rights").
                 -------------

        (b) From and after all Senior Secured Debt shall have been paid in full, exchanged for Exchange Notes or otherwise retired and until the Exchange Notes have been paid in full or otherwise retired, the Collateral Agent, the Senior Debt Trustee, the Subordinated Debt Trustee and, by acceptance of the Convertible Subordinated Debt or the Exchange Notes, as the case may be, the Convertible Subordinated Debt Purchasers and the holders of Exchange Notes hereby agree that (i) all of the Senior Debt Trustee's and the holders of Exchange Notes' security interests, liens, and other collateral interests in the Collateral and all of the Senior Debt Trustee's and the holders of Exchange Notes' rights and remedies, under law, agreement, or otherwise, exercisable pursuant thereto (all of which interests and rights are herein called the "Senior Rights") shall be senior
                                                 -------------
     and superior to (ii) all of the Convertible Subordinated Debt Purchasers' and the Subordinated

     Debt Trustee's security interests, liens and other collateral interests in the Collateral and all of the Convertible Subordinated Debt Purchasers' and the Subordinated Debt Trustee's rights and remedies, under law, agreement or otherwise, exercisable pursuant thereto (all of which interests and rights are herein called the "Junior Rights").
                                   -------------

        (c) For purposes hereof, a party whose security interests are "senior and superior" (as described in Sections 12(a) and 12(b)) shall possess the
                                    --------------     -----
     right, in its absolute discretion, (i) to make all decisions on the disposition of any Collateral in which such party's security interests are "senior and superior" (including, without limitation, foreclosing on such collateral or refraining from foreclosing), notwithstanding that any or all of the Grantor's obligations to the holders of the Junior Rights (as defined for purposes of Sections 12(a) and 12(b), as applicable) may be due
                             --------------     -----
     and owing or the Grantor may be in default in any other manner with regard to its obligations to the holders of the Junior Rights, (ii) to exercise or not exercise all rights granted to such secured party with regard to all or any of such Collateral, (iii) to act on behalf of the holders of the Junior Rights as their agent, not, however, at the direction of the holders of the Junior Rights, but with full right and authority to make the judgments and to take the actions such agent would be permitted to accomplish in its own right with regard to its own Collateral pursuant to clauses (i) and (ii) of this sentence and (iv) to apply all proceeds obtained from Collateral on account of the Senior Rights (as defined for purposes of Sections 12(a) and
                                                              --------------
     12(b), as applicable), in such order as the holder of the Senior Rights
     -----
     shall determine.

     SECTION 13.   Agreement Available Only to Parties and Collateral Agent.
                   --------------------------------------------------------
Notwithstanding anything to the contrary herein, the parties hereto have entered into this Agreement solely for their own benefit and in order to establish solely with respect to each other and not with respect to the Grantor their respective rights to payment of the Secured Obligations, their respective rights to the proceeds of the Collateral and their respective rights and priorities with respect to certain other matters, all as more fully set forth herein. No person or entity other than the parties hereto shall have any rights, whether as third party beneficiary or otherwise, under this Agreement, and no agreement, statement or provision of this Agreement shall be deemed to be an admission by or against any of the parties hereto or be used by any person or entity, except the parties hereto, for any purpose whatsoever.

     SECTION 14.   Rights Unaffected.  The relative rights of the parties herein
                   -----------------
in and to the Collateral set out in this Agreement shall be unaffected by any consent or waiver with respect to, or renewal or extension of, the Secured Obligations.

     SECTION 15.   Collateral Agent's Fees, Costs and Expenses.  Grantor agrees
                   -------------------------------------------
to pay such fees to the Collateral Agent as mutually agreed from time to time and to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent.

     SECTION 16.   Remedies.  If any Event of Default shall have occurred and be
                   --------
continuing beyond any grace period applicable thereto:

        (a) The Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it under applicable law, all the rights and remedies of a secured party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it shall at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties, and (ii) without notice, except as specified below, advertisement, hearing or process of law of any kind, sell the Collateral or any part thereof in one or more parcels free and clear of all rights and claims of the Grantor at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 Business Days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

        (b) All cash proceeds received in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any fees and expenses of the Collateral Agent) in whole or in part against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds remaining after payment in full of all the Secured Obligations shall be promptly paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

        (c) The Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (i) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (ii) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official.

     SECTION 17.   Establishing Required Noteholders.  In order to establish
                   ---------------------------------
what constitutes the Required Noteholders, the Collateral Agent may request from time to time, and, by acceptance of the Senior Secured Debt, the Senior Secured Debt Purchasers agree to provide, certificates setting forth the amount of the Senior Secured Debt held or represented by each Senior Secured Debt Purchaser, which certificates the Collateral Agent shall be entitled to rely on.

     SECTION 18.   Amendments: Waivers; Etc.  No amendment or waiver of any
                   ------------------------
provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 19.   Addresses for Notices.  All notices and other communications
                   ---------------------
provided to the parties hereto shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION 20.   Continuing Security Interest; Assignments under the
                   ---------------------------------------------------
Recapitalization Agreement.  This Agreement shall create a continuing security
--------------------------
interest in the Collateral and shall: (a) remain in full force and effect until all Secured Obligations have been paid in full, (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns.

     SECTION 21.   Termination.  When all Secured Obligations have been paid in
                   -----------
full, the security interest granted hereby shall terminate and all rights to the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the Grantor. Upon the termination of any such security interest, the Collateral Agent shall promptly return to the Grantor, upon the Grantor's request and at the Grantor's expense, such of the Collateral (and, in the case of a release, such of the released Collateral) held by the Collateral Agent as shall not have been sold or otherwise applied pursuant to the terms hereof. The Collateral Agent will, at the Grantor's expense, execute and deliver to the Grantor such other documents as the Grantor shall reasonably request to evidence such termination or release, as the case may be.

     SECTION 22.   Governing Law; Terms.  THIS AGREEMENT SHALL BE GOVERNED BY
                   --------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and except that the rights and duties of WTC shall be governed by and construed in accordance with the laws of the State of Delaware. Unless otherwise defined herein or in the Recapitalization Agreement, terms used in Article 9 of the Uniform Commercial Code are used herein as therein defined.

     SECTION 23.   Severability of Provisions.  Any provision of this Agreement
                   --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 24.   Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              IMPERIAL CREDIT INDUSTRIES, INC.



                              By:______________________________________________

                              Name:   H. Wayne Snavely
                              Title:  Chief Executive Officer

                              Address:   23550 Hawthorne Boulevard
                                         Building 1, Suite 110
                                         Torrance, California 90505
                              Facsimile: (310) 791-373-9955


                              WILMINGTON TRUST COMPANY, in its capacity as Collateral Agent on behalf of the Secured Parties



                              By:_____________________________________________

                              Name:    Dan Reser
                              Title:   Vice President

                              Address:   ______________________________________

                                         ______________________________________

                              Facsimile: ______________________________________

EFFECTIVE ON THE DEBT EXCHANGE CLOSING DATE:

                              CHASE MANHATTAN BANK AND TRUST COMPANY, N.A., as Senior Debt Trustee for the holders of Exchange Notes


                              By:______________________________________________

                              Title:___________________________________________


                              Address:    _____________________________________

                                          _____________________________________

                              Facsimile:  _____________________________________

EFFECTIVE ON THE SUBORDINATED DEBT PLACEMENT CLOSING DATE

                              CHASE MANHATTAN BANK AND TRUST COMPANY, N.A., as Subordinated Debt Trustee for the Convertible Subordinated Debt Purchasers


                              By:______________________________________________

                              Title:___________________________________________

                              Address:     ____________________________________

                                           ____________________________________

                              Facsimile:   ____________________________________

                                   Schedule I


                                  Pledged Debt
                                  ------------


1. Subordinated Note, dated March 31, 1997, issued to Imperial Credit Industries, Inc. in the current principal amount of Twenty Million Dollars ($20,000,000), due and payable in full on March 31, 2007.

                                  Schedule II


                               Pledged Securities
                               ------------------

                                            Class of             Certificate        Number
                                            --------             -----------        ------
       Issuer                             Capital Stock             Number        of Shares
       ------                             -------------             ------        ---------
Southern Pacific Bank               Series B Preferred Stock         PB-1            36,000
Southern Pacific Bank               Series A Preferred Stock         PA-1            50,000
Southern Pacific Bank                     Common Stock                6              75,000
Southern Pacific Bank                     Common Stock                5             125,000
Southern Pacific Bank                     Common Stock                4               8,334

                                  Schedule III

              Chief Place of Business and Chief Executive Office:

                           23550 Hawthorne Boulevard
                             Building 1, Suite 110
                           Torrance, California 90505

                       Federal Tax Identification Number:


                                  95-4054791

                                  Schedule IV

                             Permitted Investments


(a) Securities issued or guaranteed by the United States of America or any subdivision, agency or instrumentality thereof, or money market mutual funds that invest solely in such obligations.

(b) Securities issued by any state or municipality within the United States of America rated Aa or higher by Moody's Investors Service, Inc. or AA or higher by Standard & Poor's Rating's Services, a division of The McGraw-Hill Companies, Inc. ("S&P").

(c) Deposits in or certificates of deposit issued by a commercial bank which has combined capital and surplus in excess of $1 billion and which has, or the holding company of which has, a bond rating of at least A from Moody's Investors Service, Inc. or A1 by S&P.

(d) Open market commercial paper rated P1 by Moody's Investors Service, Inc. or A1 by S&P.

(e)  Bankers' acceptances from banks referred to in paragraph (c) above.

                                  EXHIBIT C-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                              OF DEFINITIVE NOTES
                 (Pursuant to Section 2.06(b) of the Indenture)


The Chase Manhattan Bank and Trust
Company, National Association
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

          Re: 12% Senior Secured Notes due 2005 of Imperial Credit Industries, Inc.

          Reference is hereby made to the Indenture, dated as of ________, 2001 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"),and The Chase Manhattan Bank and Trust Company, National Association, as trustee. Capitalized terms used by not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $_________ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. __________) and registered with the Registrar in the name of _________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Note(s) in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. _________), to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

          In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]

          the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                  or

          the Surrendered Notes are being transferred to the Company;

                  or

          the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person

                                     C-1-1
          and each such account is a "qualified institutional buyer," within the meaning of the Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                  or

          the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                  or

          the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                  or

          the Surrendered Notes are being transferred pursuant to and in accordance with the requirements of the Securities Act, and the Transferor hereby certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an institutional "accredited investor" within the meaning of Rule 591(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; and the transferee agrees to provide a signed letter containing certain representations and agreements regarding the transfer in a form available from the Trustee;

                  or

          such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act.

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                                     C-1-2

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Each of the foregoing is entitled to reply upon this letter and are irrevocably authorized to produce this letter or a copy to any interested party in any administrative or legal proceedings with respect to the materials covered hereby.


                                  [Insert Name of Transferor]



                                  By:________________________________
                                     Name:
                                     Title

                                     C-1-3

                                  EXHIBIT C-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                      FROM GLOBAL NOTE TO DEFINITIVE NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)


The Chase Manhattan Bank and Trust
Company, National Association
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

          Re:   12% Senior Secured Notes due 2005 of Imperial Credit Industries,
Inc.

          Reference is hereby made to the Indenture, dated as of ________, 2001 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), and The Chase Manhattan Bank and Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $ ________ principal amount of Notes which are evidenced by one or more Global Notes and held with the Depositary, through Euroclear or Cedel Bank or both in the name of _______ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person (the "Transferee") who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one more Definitive Notes (CUSIP No. ________) to be registered with the Registrar in the name of _____________.

          In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]

          the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                  or

          the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                  or

          the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                     C-2-1
                  or

          the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                  or

          the Surrendered Notes are being transferred pursuant to and in accordance with the requirements of the Securities Act, and the Transferor hereby certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an institutional "accredited investor" within the meaning of Rule501(a)(1), (2), (3) or
          (7) of Regulation D under the Securities Act; and the Transferee agrees to provide a signed letter containing certain representations and agreements regarding the transfer in a form available from the Trustee;

                  or

          such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                                     C-2-2

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Each of the foregoing is entitled to reply upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby.


                                        [Insert Name of Transferor]



                                        By:________________________________
                                           Name:
                                           Title:


Dated: _____________, _____


                                     C-2-3

                                  EXHIBIT C-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                      FROM DEFINITIVE NOTE TO GLOBAL NOTE
                 (Pursuant to Section 2.06(d) of the Indenture)


The Chase Manhattan Bank and Trust
Company, National Association
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

          Re:   12% Senior Secured Notes due 2005 of Imperial Credit Industries,
Inc.

          Reference is hereby made to the Indenture, dated as of ________, 2001 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), and The Chase Manhattan Bank and Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $_________ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. ________) and registered with the Registrar in the name of ___________ (the "Transferor"). The Transferor has requested a transfer of such Definitive Notes to a Person who will take delivery thereof in the form of an equal beneficial interest in Global Notes evidenced by one or more Global Notes, which amount, immediately after such transfer, is to be held with the Depositary, through Euroclear or Cedel Bank or both.

          In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

          the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                  or

          the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                  or

          the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                     C-3-1
                  or

          the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;


                  or

          the Surrendered Notes are being transferred pursuant to and in accordance with the requirements of the Securities Act, and the Transferor hereby certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an institutional "accredited investor" within the meaning of Rule501(a)(1), (2), (3) or
          (7) of Regulation D under the Securities Act; and the Transferee agrees to provide a signed letter containing certain representations and agreements regarding the transfer in a form available from the Trustee;

                  or

          such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act.;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          Upon giving effect to this request to exchange a Definitive Notes for a beneficial interest in such Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Global Notes pursuant to the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Each of the foregoing is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby.


                                         [Insert Name of Transferor]



                                         By:______________________________
                                            Name:
                                            Title:

Dated: _____________, _____

                                     C-3-2